UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Williams-Sonoma, Inc.

(Name of Registrant as Specified In Its Charter)

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3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

MEETING DATE:	June 11, 2008

TIME:	9:00 a.m. Pacific Time

PLACE:	Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109

ITEMS OF BUSINESS:	1) The election of our Board of Directors;

2) The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2009;

3) The approval of the equity award exchange program; and

4) Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

WHO CAN VOTE:	You may vote if you were a shareholder of record as of April 23, 2008.

DATE OF MAILING:	This notice, the Proxy Statement and the Annual Report are first being mailed to shareholders on or about May 15, 2008.

By Order of the Board of Directors

Seth R. Jaffe Secretary

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are summarized in the Proxy Statement and on your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Please submit your proxy through the Internet, by telephone, or mark, sign, date and promptly return the enclosed proxy card in the enclosed envelope. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Our Board of Directors is soliciting this Proxy Statement and the enclosed proxy card for use at our 2008 Annual Meeting of Shareholders, to be held on Wednesday, June 11, 2008 at 9:00 a.m. Pacific Time, and for any adjournment or postponement of the meeting. Our Annual Meeting will be held at our corporate headquarters located at 3250 Van Ness Avenue, San Francisco, California 94109. Our Annual Report to Shareholders for the fiscal year ended February 3, 2008, or fiscal 2007, including our financial statements for fiscal 2007, is also enclosed. These proxy materials are first being mailed to shareholders on or about May 15, 2008.

What is the purpose of the Annual Meeting?

Shareholders will be asked to vote on the following matters:

1)	The election of our Board of Directors;

2)	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2009;

3)	The approval of the equity award exchange program; and

4)	Such other business as may properly come before the meeting or any adjournment or postponement of the meeting, including shareholder proposals. At this time, we do not know of any other matters to be brought before the Annual Meeting.

Who may vote?

Only shareholders of record at the close of business on April 23, 2008, the record date, are entitled to receive notice of and to vote at the Annual Meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 105,544,570 shares of our common stock outstanding and entitled to vote, and there were 476 shareholders of record, which number does not include shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

How do I vote?

You may vote in person at the Annual Meeting, electronically by submitting your proxy through the Internet, by telephone or by returning the enclosed proxy card in the enclosed envelope before the Annual Meeting. Proxies properly executed, returned to us on a timely basis and not revoked will be voted in accordance with the instructions contained in the proxy. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

How do I vote electronically or by telephone?

You may vote electronically by submitting your proxy through the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate your identity as a Williams-Sonoma, Inc. shareholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting through the Internet or by telephone are summarized below in this Proxy Statement and on your proxy card.

Shares Registered Directly in the Name of the Shareholder

If your shares are registered directly in your name in our stock records maintained by our transfer agent, Wells Fargo Shareowner Services, then you may vote your shares:

•	on the Internet at www.eproxy.com/wsm/; or

•	by calling Wells Fargo Shareowner Services from within the United States at 800-560-1965.

Proxies for shares registered directly in your name that are submitted through the Internet or by telephone must be received before noon Pacific Time on Tuesday, June 10, 2008.

Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held in an account at a brokerage firm or bank, you should follow the voting instructions on your proxy card.

What if I return my proxy card directly to the company, but do not provide voting instructions?

If a signed proxy card is returned to us without any indication of how your shares should be voted, votes will be cast “FOR” the election of the directors named in this Proxy Statement, “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2009 and “FOR” the approval of the equity award exchange program.

How many shares must be present to hold the Annual Meeting?

Shareholders holding a majority of our outstanding shares as of the record date must be present in person or by proxy at the Annual Meeting so that we may transact business. This is known as a quorum. Shares that are voted in person or through the Internet, telephone or signed proxy card, and abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

The term broker non-vote refers to shares that are held of record by a broker for the benefit of the broker’s clients but that are not voted at the Annual Meeting on certain non-routine matters set forth in New York Stock Exchange, or NYSE, Rule 402.08(b) because a broker did not receive instructions from the broker’s clients on how to vote the shares and, therefore, was prohibited from voting the shares.

What is cumulative voting and when does it occur?

Cumulative voting is a system of shareholder voting to elect directors that allows a shareholder to cast all of the shareholder’s votes for a single director or multiple directors. If a shareholder requests that cumulative voting take place, then every shareholder entitled to vote may cumulate votes for director nominees, and you will be entitled to cast as many votes as are equal to the number of shares owned by you as of the record date multiplied by the number of directors to be elected. To engage in cumulative voting, a shareholder entitled to vote at the Annual Meeting must give notice of the shareholder’s intention to cumulate votes before voting begins. If that occurs, you may cumulate votes only with respect to the election of director nominees whose names were placed in nomination prior to the voting for directors. Cumulative votes may be cast for one director nominee or distributed among two or more director nominees. For example, if you owned 100 shares of our common stock as of the record date and nine directors were being elected, you would have 900 votes (100 shares multiplied by nine directors) to cast for one or more of the director nominees at the Annual Meeting.

A director elected by cumulative voting can only be removed without cause by the same cumulative voting standards.

As of the date of this Proxy Statement, we have not received notice that any shareholder has requested the ability to cumulate votes for directors.

How many votes are needed to elect directors?

The nine director nominees receiving the highest number of votes at the Annual Meeting will be elected as directors. This is called a plurality. Your proxy will be voted in accordance with your instructions. If no instructions are given, the proxy holders will vote “FOR” each of the director nominees. Since directors are elected by a plurality, broker non-votes and abstentions will have no effect on the outcome of the election.

How many votes are needed to approve Proposal 2?

Proposal 2, the ratification of the selection of our independent registered public accounting firm, requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting. Proxy cards marked “abstain” and broker non-votes are not counted as votes cast. Proxy cards marked “abstain” or broker non-votes will have the effect of a “NO” vote on Proposal 2 if the number of affirmative votes cast for the proposal is a majority of the votes cast but does not constitute a majority of the quorum required to transact business at the Annual Meeting.

How many votes are needed to approve Proposal 3?

Proposal 3, the approval of the equity award exchange program, requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting. Proxy cards marked “abstain” and broker non-votes are not counted as votes cast. Proxy cards marked “abstain” or broker non-votes will have the effect of a “NO” vote on Proposal 3 if the number of affirmative votes cast for the proposal is a majority of the votes cast but does not constitute a majority of the quorum required to transact business at the Annual Meeting.

Are there any shareholder proposals this year?

No. We did not receive notice on or before December 12, 2007 of any shareholder proposals requesting inclusion in our Proxy Statement for the Annual Meeting or of any shareholder proposals to be raised at the Annual Meeting.

What if I want to change my vote(s)?

You may revoke your proxy prior to the close of voting at the Annual Meeting by any of the following methods:

•	sending written notice of revocation to our Secretary;

•	sending a signed proxy card bearing a later date to our Secretary; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

What is householding?

Householding is a cost-cutting procedure used by us and approved by the Securities and Exchange Commission, or SEC. Under the householding procedure, we send only one Annual Report and Proxy Statement to shareholders of record who share the same address and last name, unless one of those shareholders notifies us that the shareholder would like a separate Annual Report and Proxy Statement. A shareholder may notify us that the shareholder would like a separate Annual Report and Proxy Statement by phone at 415-421-7900 or at the following mailing address: 3250 Van Ness Avenue, San Francisco, California 94109, Attention: Annual Report Administrator. If we receive such notification that the shareholder wishes to receive a separate Annual Report and Proxy Statement, we will promptly deliver such Annual Report and Proxy Statement. A separate proxy card is included in the materials for each shareholder of record. If you wish to update your participation in householding, you may contact your broker or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

What if I received more than one proxy card?

If you received more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. You must complete each proxy card in order to vote all of your shares. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, Wells Fargo Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

We pay all of the expenses incurred in preparing, assembling and mailing this Proxy Statement and the materials enclosed. We have retained Skinner & Company to assist in the solicitation of proxies at an estimated cost to us of $6,500. Some of our officers or employees may solicit proxies personally or by telephone or other means. None of those officers or employees will receive special compensation for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

What is this proposal?

This is a proposal to elect our Board of Directors.

How many members are on our Board?

We currently have nine directors. Assuming each director nominee is elected, after the 2008 Annual Meeting, we will continue to have nine directors.

Has the Board determined which directors are independent?

The Board has determined that Adrian D.P. Bellamy, Adrian T. Dillon, Anthony A. Greener, Ted W. Hall, Michael R. Lynch, Richard T. Robertson and David B. Zenoff meet the independence requirements of our “Policy Regarding Director Independence,” which is part of our Corporate Governance Guidelines. Accordingly, the Board has determined that none of these director nominees has a material relationship with us and that they are independent within the meaning of the NYSE and SEC director independence standards, as currently in effect. Further, our Board committees satisfy the independence requirements of the NYSE and SEC. The Board’s independence determination was based on information provided by our director nominees and discussions among our officers and director nominees.

How often did our Board meet in fiscal 2007?

During fiscal 2007, our Board held a total of six meetings. Each director who was a member of our Board during fiscal 2007 attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which such director has been a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the periods that such director served.

What is our policy for director attendance at the Annual Meeting?

Our policy is that directors who are up for election at our Annual Meeting should attend the Annual Meeting. Each incumbent director who was a member of our Board at the time of our 2007 Annual Meeting attended the meeting except for Anthony A. Greener.

How can shareholders and interested parties communicate with members of the Board?

Shareholders and all other interested parties may send written communications to the Board or to any of the directors, including non-management directors, at the following address: Secretary, Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. All communications will be compiled by our Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

What will happen if a nominee is unwilling or unable to serve prior to the Annual Meeting?

Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should a nominee become unwilling or unable to serve prior to the Annual Meeting, our Nominations and Corporate Governance Committee would recommend another person or persons to be nominated by our Board to stand for election, and your proxies would be voted for the person or persons selected by the committee.

How are the directors compensated?

Directors do not presently receive any cash compensation for their service on our Board or Board committees. As their exclusive compensation relating to Board and Board committee service, non-employee directors are awarded equity grants. During fiscal 2007, we made the following equity grants to non-employee directors as compensation for their service on our Board or Board committees:

	Stock-Settled Stock Appreciation Rights	Restricted Stock Units
Initial Election to the Board	6,750	2,250
Annual Grant for Board Service	6,250	2,100
Annual Grant to Chairperson of the Audit and Finance Committee	1,500	500
Annual Grant to Chairperson of the Compensation Committee	500	200
Annual Grant to Chairperson of the Nominations and Corporate Governance Committee	500	200

Beginning with the 2008 Annual Meeting, we intend to make grants only of restricted stock units to non-employee directors as compensation for their service on our Board or Board committees. The number of restricted stock units granted will be determined by dividing the total monetary value of each award, as identified in the following table, by the closing price of our common stock on the trading day prior to the grant date:

Value of Restricted Stock Unit Awards
Initial Election to the Board	$184,000
Annual Grant for Board Service(1)	$170,000
Annual Grant to Chairperson of the Audit and Finance Committee	$41,000
Annual Grant to Chairperson of the Compensation Committee	$16,500
Annual Grant to Chairperson of the Nominations and Corporate Governance Committee	$16,500

(1)	Awarded on the date of the Annual Meeting so long as the non-employee director has been serving on the Board for at least three months.

In addition to the equity awards described above, we reimburse travel expenses related to attending Board, committee or our business meetings and offer discounts on our merchandise to all non-employee directors and their spouses.

The Compensation Committee has also approved a share ownership policy for non-employee directors. Each non-employee director must hold, within five years of the 2007 Annual Meeting (or within five years of joining the Board for directors elected after the 2007 Annual Meeting), a number of shares of company stock equal to at least one and one half times the number of restricted stock units that the director receives annually, excluding any restricted stock units received for service on a Board committee. The share ownership requirement may be filled by shares held outright by the director (or immediate family member in the household), shares held in trust for the benefit of the director (or immediate family member in the household), or restricted stock units held by the director.

Non-Employee Director Compensation During Fiscal 2007

The following table shows the compensation paid to our non-employee directors during fiscal 2007:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(2)		Non-Stock Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)(4)		Total ($)
Sanjiv Ahuja	—	—		$53,735	(5)	—	—	$8,952	(6)	$62,687
Adrian D.P. Bellamy	—	$56,408	(7)	$113,842	(8)	—	—	$12,925	(9)(10)	$183,175
Adrian T. Dillon	—	$63,765	(11)	$130,707	(12)	—	—	$1,968	(13)(14)	$196,440
Anthony A. Greener	—	$55,182	(15)	$55,808	(16)	—	—	$518	(17)	$111,508
Ted W. Hall	—	$33,754	(18)	$37,954	(19)	—	—	—		$71,708
Michael R. Lynch	—	$56,408	(20)	$113,842	(21)	—	—	$5,636	(22)(23)	$175,886
Edward A. Mueller	—	—		—		—	—	$502	(24)	$502
Richard T. Robertson	—	$51,503	(25)	$105,409	(26)	—	—	$4,924	(27)(28)	$161,836
David B. Zenoff	—	$51,503	(29)	$105,409	(30)	—	—	$3,336	(31)(32)	$160,248

(1)	Based on the compensation cost recognized in fiscal 2007 for financial statement reporting purposes as determined pursuant to Statement of Financial Accounting Standards No. 123 (Revised) or SFAS 123(R), disregarding forfeiture assumptions. The fair market value is based on the closing price of our stock on the day prior to the grant date multiplied by the number of awards issued.

(2)	Based on the compensation cost recognized in fiscal 2007 for financial statement reporting purposes as determined pursuant to SFAS 123(R), disregarding forfeiture assumptions. The fair market value assumptions used in the calculation of these amounts are included in Note I to our Consolidated Financial Statements which is included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2008.

(3)	Includes taxable value of discount on merchandise.

(4)	Includes dividend equivalent payments made with respect to outstanding stock unit awards.

(5)	Fiscal 2007 expense associated with a stock-settled stock appreciation right award of 12,500 shares of common stock made on May 23, 2006 at an exercise price of $39.80 per share, with a fair value as of the grant date of $13.64 per share for an aggregate grant date fair value of $170,500, disregarding forfeiture assumptions.

(6)	Represents taxable value of discount on merchandise of $8,952.

(7)	Fiscal 2007 expense associated with a restricted stock unit award of 2,300 shares of common stock made on May 16, 2007 with a fair value as of the grant date of $34.13 per share for an aggregate grant date fair value of $78,499, disregarding forfeiture assumptions.

(8)	Fiscal 2007 expense associated with (i) a stock-settled stock appreciation right award of 6,750 shares of common stock made on May 16, 2007 at an exercise price of $34.13 per share, with a fair value as of the grant date of $11.51 per share for an aggregate grant date fair value of $77,693, disregarding forfeiture assumptions and (ii) an option award of 13,500 shares of common stock made on May 23, 2006 at an exercise price of $39.80 per share, with a fair value as of the grant date of $13.64 per share for an aggregate grant date fair value of $184,140, disregarding forfeiture assumptions.

(9)	Includes taxable value of discount on merchandise of $12,396.

(10)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $529.

(11)	Fiscal 2007 expense associated with a restricted stock unit award of 2,600 shares of common stock made on May 16, 2007 with a fair value as of the grant date of $34.13 per share for an aggregate grant date fair value of $88,738, disregarding forfeiture assumptions.

(12)	Fiscal 2007 expense associated with (i) a stock-settled stock appreciation right award of 7,750 shares of common stock made on May 16, 2007 at an exercise price of $34.13 per share, with a fair value as of the grant date of $11.51 per share for an aggregate grant date fair value of $89,203, disregarding forfeiture assumptions and (ii) an option award of 15,500 shares of common stock made on May 23, 2006 at an exercise price of $39.80 per share, with a fair value as of the grant date of $13.64 per share for an aggregate grant date fair value of $211,420, disregarding forfeiture assumptions.

(13)	Includes taxable value of discount on merchandise of $1,370.

(14)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $598.

(15)	Fiscal 2007 expense associated with a restricted stock unit award of 2,250 shares of common stock made on May 16, 2007 with a fair value as of the grant date of $34.13 per share for an aggregate grant date fair value of $76,793, disregarding forfeiture assumptions.

(16)	Fiscal 2007 expense associated with (i) a stock-settled stock appreciation right award of 6,750 shares of common stock made on May 16, 2007 at an exercise price of $34.13 per share, with a fair value as of the grant date of $11.51 per share for an aggregate grant date fair value of $77,693, disregarding forfeiture assumptions.

(17)	Represents dividend equivalent payments made with respect to an outstanding restricted stock unit award of $518.

(18)	Fiscal 2007 expense associated with a restricted stock unit award of 2,250 shares of common stock made on November 1, 2007 with a fair value as of the grant date of $31.44 per share for an aggregate grant date fair value of $70,740, disregarding forfeiture assumptions.

(19)	Fiscal 2007 expense associated with a stock-settled stock appreciation right award of 6,750 shares of common stock made on November 1, 2007 at an exercise price of $31.44 per share, with a fair value as of the grant date of $11.78 per share for an aggregate grant date fair value of $79,515, disregarding forfeiture assumptions.

(20)	Fiscal 2007 expense associated with a restricted stock unit award of 2,300 shares of common stock made on May 16, 2007 with a fair value as of the grant date of $34.13 per share for an aggregate grant date fair value of $78,499, disregarding forfeiture assumptions.

(21)	Fiscal 2007 expense associated with (i) a stock-settled stock appreciation right award of 6,750 shares of common stock made on May 16, 2007 at an exercise price of $34.13 per share, with a fair value as of the grant date of $11.51 per share for an aggregate grant date fair value of $77,693, disregarding forfeiture assumptions and (ii) an option award of 13,500 shares of common stock made on May 23, 2006 at an exercise price of $39.80 per share, with a fair value as of the grant date of $13.64 per share for an aggregate grant date fair value of $184,140, disregarding forfeiture assumptions.

(22)	Includes taxable value of discount on merchandise of $5,107.

(23)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $529.

(24)	Administrative and clerical support valued at $502 based on the amount of time spent on administrative matters for Mr. Mueller, paid in connection with the separation agreement entered into between us and Mr. Mueller on July 9, 2006.

(25)	Fiscal 2007 expense associated with a restricted stock unit award of 2,100 shares of common stock made on May 16, 2007 with a fair value as of the grant date of $34.13 per share for an aggregate grant date fair value of $71,673, disregarding forfeiture assumptions.

(26)	Fiscal 2007 expense associated with (i) a stock-settled stock appreciation right award of 6,250 shares of common stock made on May 16, 2007 at an exercise price of $34.13 per share, with a fair value as of the grant date of $11.51 per share for an aggregate grant date fair value of $71,938, disregarding forfeiture assumptions and (ii) an option award of 12,500 shares of common stock made on May 23, 2006 at an exercise price of $39.80 per share, with a fair value as of the grant date of $13.64 per share for an aggregate grant date fair value of $170,500, disregarding forfeiture assumptions.

(27)	Includes taxable value of discount on merchandise of $4,441.

(28)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $483.

(29)	Fiscal 2007 expense associated with a restricted stock unit award of 2,100 shares of common stock made on May 16, 2007 with a fair value as of the grant date of $34.13 per share for an aggregate grant date fair value of $71,673, disregarding forfeiture assumptions.

(30)	Fiscal 2007 expense associated with (i) a stock-settled stock appreciation right award of 6,250 shares of common stock made on May 16, 2007 at an exercise price of $34.13 per share, with a fair value as of the grant date of $11.51 per share for an aggregate grant date fair value of $71,938, disregarding forfeiture assumptions and (ii) an option award of 12,500 shares of common stock made on May 23, 2006 at an exercise price of $39.80 per share, with a fair value as of the grant date of $13.64 per share for an aggregate grant date fair value of $170,500, disregarding forfeiture assumptions.

(31)	Includes taxable value of discount on merchandise of $2,853.

(32)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $483.

Does the Board hold executive sessions?

It is the Board’s policy to have a separate meeting time for independent directors, typically during the regularly scheduled Board meetings. The executive sessions are led by the chairperson of the Nominations and Corporate Governance Committee of the Board, an independent director. The chairperson of the Nominations and Corporate Governance Committee is currently Michael R. Lynch.

Are there any family or other special relationships among the director nominees and our executive officers?

No. There are no family or special relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Were any incumbent directors not elected at the 2007 Annual Meeting?

Yes. Ted W. Hall was appointed to the Board on November 1, 2007. During the course of the year, our Nominations and Corporate Governance Committee considered and interviewed a number of highly qualified Board candidates. After an extensive review of Mr. Hall’s qualifications and experience, the Committee nominated Mr. Hall and, after deliberation, the full Board appointed Mr. Hall to serve until the 2008 Annual Meeting.

Information Regarding the Director Nominees

The following table sets forth information, as of April 23, 2008, with respect to each director nominee. Each director nominee furnished the biographical information set forth in the table.

Executive Officers:

Nominee	Director Since	Position with the Company and Recent Business Experience
W. Howard Lester Age 72	1979	• Chairman and Chief Executive Officer since July 2006 • Chairman, 1986 – 2006 • Chief Executive Officer, 1979 – 2001

Patrick J. Connolly Age 61	1983	• Executive Vice President, Chief Marketing Officer since 2000 • Executive Vice President, General Manager, Catalog, 1995 – 2000

Independent Directors:

Nominee	Director Since	Position with the Company and Recent Business Experience
Adrian D.P. Bellamy Age 66	1997

•   Chairman of the Compensation Committee and member of the Nominations and Corporate Governance Committee

•   Chairman and Director of Reckitt Benckiser plc (household, personal, health and food products) since 2003

•   Chairman and Director of The Body Shop International plc (personal care products), 2002 – 2008

•   Director of Gap Inc. (clothing)

Adrian T. Dillon Age 54	2005

•   Chairman of the Audit and Finance Committee

•   Executive Vice President, Finance and Administration, and Chief Financial Officer, Agilent Technologies, Inc. (technology testing and analysis solutions) since 2001

Anthony A. Greener Age 67	2007

•   Member of the Compensation Committee and the Nominations and Corporate Governance Committee

•   Chairman, Qualifications and Curriculum Authority (education) since 2002

•   Deputy Chairman, British Telecommunications plc (telecommunications), 2000 – 2006

•   Director, WNS (Holdings) Limited (outsourcing services)

Nominee	Director Since	Position with the Company and Recent Business Experience
Ted W. Hall Age 59	2007

•   Member of the Audit and Finance Committee and the Compensation Committee

•   General Partner, Long Meadow Ranch and President, Long Meadow Ranch Winery (food and wine) since 1994

•   Managing Director, Mayacamas Associates (consulting) since 2000

•   Director, Dolby Laboratories, Inc. (entertainment products)

•   Leader and Operating Manager, McKinsey & Company (consulting), 1972 – 2000

•   Member of Shareholder Committee (McKinsey’s board of directors), McKinsey & Company, 1988 – 2000

Michael R. Lynch Age 56	2000

•   Chairman of the Nominations and Corporate Governance Committee and member of the Audit and Finance Committee

•   Senior Managing Director, GSC Group (investment advisor) since 2006

•   Advisory Board Member, GSC Partners (investment advisor), 2005 – 2006

•   Managing Director, Goldman, Sachs & Co. (investment banking), 1996 – 2005

Richard T. Robertson Age 62	2000

•   Member of the Audit and Finance Committee and Compensation Committee

•   Senior Advisor, Warner Bros. Television Group (entertainment) since 2006

•   President, Warner Bros. Domestic Television Distribution (entertainment), 1989 – 2006

David B. Zenoff Age 70	2005	• Member of the Nominations and Corporate Governance Committee • President, David B. Zenoff and Associates, Inc. (consulting) since 1973 • Director of Depomed, Inc. (specialty pharmaceuticals)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTORS LISTED ABOVE.

What is our Director Emeritus program, and when was it initiated?

In 2003, we initiated our Director Emeritus program for directors who have, in the opinion of the Board, provided long and meritorious service as members of the Board. Individuals who accept appointment to the position of Director Emeritus agree to provide advisory and consulting services on such business matters as the Board may determine. These individuals may attend meetings of the Board, but do not vote on Board matters.

Information Regarding Directors Emeriti

The following table sets forth information, as of April 23, 2008, with respect to each Director Emeritus.

Director Emeritus	Director Emeritus Since	Position with the Company and Business Experience
Charles E. Williams Age 92	2003	• Director, 1973 – 2003 • Vice Chairman, 1986 – 2003 • Founder

James A. McMahan Age 85	2003	• Director, 1979 – 2003 • Chief Executive Officer of McMahan Furniture Stores (furniture), 1947 – 1999

What are the committees of our Board?

Our Board has the following committees, with the following members as of April 23, 2008:

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2007
Audit and Finance: Adrian T. Dillon, Chairman Ted W. Hall Michael R. Lynch Richard T. Robertson	• Assists our Board in its oversight of: the integrity of our financial statements; the qualifications, independence, retention and performance of our independent auditor; the performance of our internal audit function; and compliance by us with legal and regulatory requirements; • Prepares the report that the SEC rules require to be included in our annual proxy statement; and • Oversees the financial impact of selected strategic initiatives and reviews selected financing, dividend and stock repurchase policies and plans.	8

Compensation: Adrian D.P. Bellamy, Chairman Anthony A. Greener Ted W. Hall Richard T. Robertson	• Reviews and determines our executive officers’ compensation; • Reviews and determines our general compensation goals and guidelines for our employees; • Reviews and determines our compensation policy for our non-employee directors; • Administers certain of our compensation plans and provides assistance and recommendations with respect to other compensation plans; and • Reviews the compensation discussion and analysis report that the SEC rules require to be included in our annual proxy statement.	4

Nominations and Corporate Governance: Michael R. Lynch, Chairman Adrian D.P. Bellamy Anthony A. Greener David B. Zenoff	• Reviews and recommends corporate governance policies; • Identifies and makes recommendations for nominees for director and considers criteria for selecting director candidates; • Considers shareholders’ director nominations; and • Evaluates the performance of our Chief Executive Officer and oversees the evaluation of the performance of our management and our Board.	8

Will our Nominations and Corporate Governance Committee consider nominees recommended by shareholders?

Yes. Our Nominations and Corporate Governance Committee will consider nominees recommended by shareholders, provided that such nominees are submitted pursuant to the procedures and timelines described in the “Nominations and Corporate Governance Committee Report” and “Shareholder Proposals” sections of this Proxy Statement.

Are there any disclosures relating to Compensation Committee interlocks and insider participation?

During fiscal 2007, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What is this proposal?

This is a proposal to ratify the selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending February 1, 2009. The Audit and Finance Committee selected Deloitte as our independent registered public accounting firm for the year ending February 1, 2009, subject to ratification by our shareholders. Although shareholder ratification of our independent registered public accounting firm is not required by law, as a matter of corporate governance, we are requesting that our shareholders ratify such selection.

What relationship does Deloitte currently have with us?

Deloitte has audited our financial statements for the last twenty-eight years. Based in part upon information provided by Deloitte, the Audit and Finance Committee determined that Deloitte is independent under applicable independence standards.

Will a Deloitte representative be present at the Annual Meeting?

A Deloitte representative will be present at the Annual Meeting and will have the opportunity to make a statement. Deloitte’s representative will be available to respond to appropriate questions.

What services did Deloitte provide in fiscal 2007?

Deloitte’s services for fiscal 2007 included:

•	The issuance of an opinion on (i) our annual consolidated financial statements, (ii) the effectiveness of our internal control and (iii) our 401(k) plan;

•	Review of our quarterly condensed consolidated financial statements; and

•	Audit services related to periodic filings made with the SEC.

In fiscal 2007, Deloitte also performed certain audit-related and tax services, and discussed certain matters with our Audit and Finance Committee, each of which is more fully described in the Audit and Finance Committee Report and the Audit and Related Fees section below.

What vote is required to approve this proposal?

To approve this proposal, a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting must vote “FOR” this proposal.

What will happen if shareholders vote against this proposal?

If shareholders vote against this proposal, we will consider interviewing other independent registered public accounting firms. There can be no assurance, however, that we will choose to appoint another independent registered public accounting firm even if this proposal is not approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 1, 2009.

PROPOSAL 3

APPROVAL OF EQUITY AWARD EXCHANGE PROGRAM

What is this proposal?

This is a proposal to approve the equity award exchange program. On April 23, 2008, our Board of Directors authorized, subject to shareholder approval, an equity award exchange program (the “exchange program”) that will permit our eligible employees to exchange certain outstanding stock options and/or stock-settled stock appreciation rights (“SSARs”) (the options and/or SSARs eligible for the exchange program are referred to here as “eligible awards”) with an exercise price above the per-share 52-week high of our common stock (measured as of the start date of the exchange program) for a lesser number of restricted stock units to be granted under our 2001 Long-Term Incentive Plan. Our intent in using the 52-week high threshold of our common stock is to ensure that only outstanding stock options and/or SSARs that are substantially “underwater” (meaning the exercise prices of such awards are greater than our stock price) are eligible for the exchange program.

Why is the exchange program important?

For a number of reasons, we believe the exchange program is an important component in our strategy to align employee and shareholder interests through our equity compensation practices. We believe that the exchange program is important for the company because it will permit us to:

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provide renewed incentives for the employees who participate in the exchange program by issuing them restricted stock units that will vest over a period of time following the exchange if they remain employed with us. The restricted stock units will provide immediate intrinsic value to our employees and, at the same time, the opportunity for even greater value if the stock price increases. Providing renewed incentives to our employees is the primary purpose of the exchange program, and we believe the exchange program will enable us to enhance long-term shareholder value by aligning the interests of our employees more fully with the interests of our shareholders.

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meaningfully reduce our total number of outstanding equity awards, or “overhang,” represented by outstanding awards that have high exercise prices and may no longer incentivize their holders to remain as our employees. Keeping these awards outstanding does not serve the interests of our shareholders and does not provide the benefits intended by our equity compensation program. By replacing the awards with a lesser number of restricted stock units, our overhang is decreased. The overhang represented by the restricted stock units issued pursuant to the exchange program will reflect an appropriate balance between the company’s goals for its equity compensation program and our interest in minimizing our overhang and the dilution of our shareholders’ interests.

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recapture value from compensation costs that we already are incurring with respect to outstanding equity awards. These awards were granted at the then fair market value of our common stock. Under applicable accounting rules, we will have to recognize approximately $97 million in compensation expense related to these awards, $41 million of which has already been expensed as of February 3, 2008 and $56 million of which we will continue to be obligated to expense, even if these awards are never exercised because the majority remain underwater. We believe it is not an efficient use of the company’s resources to recognize compensation expense on awards that do not provide value to our employees. By replacing options and SSARs that have little or no retention or incentive value with restricted stock units that will provide both retention and incentive value while not creating additional compensation expense (other than immaterial expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs), the company will be making efficient use of its resources.

The exchange program may take place if and only if the exchange program is approved by our shareholders. If our shareholders do not approve the exchange program, eligible awards will remain outstanding and in effect in accordance with their existing terms. We will continue to recognize compensation expense for these eligible awards, even though the awards may have little or no retention or incentive value.

What are the material terms of the exchange program?

The material terms of the exchange program include eligibility, the exchange ratios to be applied to eligible awards and the vesting schedule to apply to restricted stock units issued pursuant to the exchange program. These terms are summarized in the following questions and answers, and described in further detail below.

Who will be eligible to participate in the exchange program?

If approved by the shareholders, the exchange program will be open to all United States-based employees, except as described below, who are employed by us as of the start of the exchange program and remain employees through the date the exchange program ends. Certain additional eligibility criteria are discussed further below.

Who will not be eligible to participate in the exchange program?

The members of our Board of Directors and our named executive officers as of the start of the exchange program will not be eligible to participate in the exchange program. In addition, employees based outside of the United States will not be eligible to participate in the exchange program.

How will the exchange ratios be determined?

As described in further detail below, the exchange ratios of shares subject to eligible awards surrendered to restricted stock units issued will be determined in a manner intended to result in the issuance of restricted stock units that have a fair value approximately equal to, or less than, the fair value of the eligible awards they replace. The exchange ratios will be established shortly before the start of the exchange program and will depend on the original exercise price of the eligible award and the then current fair value of the award (calculated using a Black-Scholes model), as described further below. The exchange program will not be a one-for-one exchange. Instead, the participants will receive restricted stock units covering a lesser number of shares than are covered by the exchanged eligible awards. The exchange ratios will be established by grouping together eligible awards with similar exercise prices and assigning an appropriate exchange ratio to each grouping.

How will the restricted stock units vest?

Each restricted stock unit issued in the exchange program will represent a right to receive one share of our common stock on a specified future date if the restricted stock unit vests during the participant’s continued employment. None of the restricted stock units will be vested on the date of grant. The restricted stock units will be subject to a new vesting schedule, determined on a grant-by-grant basis, based on the vesting schedule of the eligible awards that the restricted stock units replace. As described in further detail below, the restricted stock units will be scheduled to vest on an annual basis and will vest ratably over the remaining vesting schedule (rounded up to the next full year) of the exchanged award. No restricted stock units will be scheduled to vest earlier than one-year from their date of grant, and no restricted stock units will be scheduled to vest earlier than the vesting dates of the exchanged awards. The annual vesting date will be the anniversary of the date of grant of the restricted stock units.

When will the exchange program begin?

If approved by shareholders, the exchange program will begin within 12 months of the date shareholders approve the program. Within this timeframe, the actual start date will be determined by the company. However, even if the shareholders approve the proposal, the company may later determine not to implement the exchange program. If the exchange program does not commence within 12 months of shareholder approval, the company will consider any exchange program to be a new one, requiring new shareholder approval.

Did the company consider any alternatives to the exchange program?

In considering how best to continue to motivate, retain and reward our employees who have equity awards that are underwater, we evaluated several alternatives, including the following:

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Increase Cash Compensation. To replace the intended benefits of equity incentives, in addition to incurring costs associated with equity incentives already granted, we would need to substantially increase cash compensation. These increases would substantially increase our compensation expense and reduce our cash position and cash flow from operations. In addition, these increases would not reduce our overhang.

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Grant Additional Equity Awards. We also considered granting employees additional SSARs at current market prices. However, these additional grants would substantially increase our equity award overhang and the potential dilution to our shareholders, and would increase our compensation expense accordingly.

Why is the exchange program the best alternative?

We determined that a program under which employees could exchange eligible awards for a lesser number of restricted stock units was most attractive for a number of reasons, including the following:

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Reasonable, Balanced Incentives. Under the exchange program, participating employees will surrender underwater eligible awards for a lesser number of restricted stock units with new vesting requirements. We believe the grant of a lesser number of restricted stock units represents a reasonable and balanced exchange for the eligible awards.

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Restore Retention and Motivation Incentives. Many companies have long used equity awards as a means of attracting, motivating and retaining their best employees, while aligning those employees’ interests with those of the shareholders. We continue to believe that equity awards are an important component of our employees’ total compensation, and that replacing this component with additional cash compensation to remain competitive could have a material adverse effect on the company’s financial position and cash flow from operations. We also believe that in order to have the desired impact on employee motivation and retention, our employee options and SSARs should be exercisable near the current price of our common stock. The failure to address the underwater award issue in the near to medium term will make it more difficult for us to retain our key employees. If we cannot retain these employees, our ability to compete with other companies in our industry could be jeopardized, which could adversely affect our business, results of operations and future stock price.

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Overhang Reduction. Not only do the underwater equity awards have little or no retention value, they cannot be removed from our equity award overhang until they are exercised, or are canceled due to expiration or the employee’s termination. Underwater awards also continue to have considerable compensation expense. The exchange program will reduce our overhang while eliminating the ineffective eligible awards that are currently outstanding. Under the proposed exchange program, participating employees will receive a number of restricted stock units covering a lesser number of shares than the number of shares covered by the surrendered awards. Because participating employees will receive a lesser number of restricted stock units in exchange for their eligible awards, the number of shares of stock subject to all outstanding equity awards will be reduced, thereby reducing our overhang.

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Reduced Pressure for Additional Grants. If we are unable to conduct a program in which underwater awards with low incentive value may be exchanged for a lesser number of restricted stock units with higher incentive value, we may be forced to issue additional restricted stock units, options and/or SSARs to our employees at current market prices in order to provide our employees with renewed incentive value. Any such additional grants would increase our overhang as well as our compensation expense, and would also more quickly exhaust our current pool of shares available for future grant.

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Conservation of Equity Pool. Under the exchange program, equity awards originally granted under the 2001 Long-Term Incentive Plan and surrendered in exchange for a lesser number of restricted stock units will return to the pool of shares available for future grant under our 2001 Long-Term Incentive Plan. This return of shares will constitute an efficient use of the shares available for future issuance. The restricted stock units granted in the exchange program under our 2001 Long-Term Incentive Plan will count as 1.9 shares for every one share granted under the award for purposes of calculating shares available for future grant under the plan.

SUMMARY OF THE EXCHANGE PROGRAM

The following questions and answers provide a summary of the principal features of the proposed exchange program.

How will the exchange program work?

Our Board of Directors authorized the exchange program on April 23, 2008, upon the recommendation of the Compensation Committee of our Board of Directors and subject to shareholder approval. The company has not implemented the exchange program and will not do so unless our shareholders approve this proposal. If the company receives shareholder approval of the proposal, it is anticipated that the exchange program would begin within 12 months of the date shareholders approve the program at a time determined by the company.

Upon the start of the exchange program, employees holding eligible awards will receive a written offer that will set forth the precise terms and timing of the exchange program. Eligible employees will be given at least 20 business days to elect to surrender their eligible awards in exchange for restricted stock units. Promptly following the completion of the exchange offer, surrendered eligible awards will be canceled and the restricted stock units will be granted in exchange.

At or before the start of the exchange program, we will file the offer to exchange with the SEC as part of a tender offer statement on Schedule TO. Eligible employees, as well as shareholders and members of the public, will be able to obtain the offer to exchange and other documents filed by us with the SEC free of charge from the SEC’s website at www.sec.gov.

Why does the company want to implement an exchange program?

The company wants to implement an exchange program to restore the retention and incentive benefits of our equity awards. The exchange program also will better align the value associated with the compensation expense the company has booked and will continue to book in the future for these awards.

Our stock price, like that of many other companies in the retail and home-related industries, has declined significantly in the past few years. We and other home goods retailers have been impacted by the downturn in the housing market and declining consumer confidence, as well as other macro-economic factors. We believe the decline in our stock price, and similar declines in the stock prices of our peer companies and in stock indices such as the S&P Retail Index (RLX) and the PHLX Housing Sector Index (HGX), reflect investor concerns over the housing crisis and a possible recession.

As a result of these factors, many of our employees hold options and/or SSARs with exercise prices significantly higher than the current market price of our common stock. As of March 31, 2008, 100% of outstanding stock options and SSARs granted after January 2004 that were held by our eligible employees were underwater. These underwater awards may not be sufficiently effective to retain and motivate our employees to enhance long-term shareholder value. We believe the exchange program would provide employees a meaningful incentive that is directly aligned with the interest of our shareholders and would restore the lost retention value of the equity compensation of such employees.

The exchange program also will have the added benefit of reducing the overhang represented by the outstanding eligible awards. Further, the exchange program will help to remedy the fact that we are obligated to recognize compensation expense for the underwater awards, even though they are not providing their intended incentive and retention benefits, which we feel is not an efficient use of the company’s resources. Currently, the fair value associated with outstanding underwater options and SSARs granted after January 2004 (other than those granted to the members of our Board of Directors and our named executive officers) is approximately $65 million. Since the exchange program is structured to replace underwater awards with restricted stock units of similar or lesser value, the company will recognize no additional compensation expense. The only compensation expense we may incur would result from fluctuations in our stock price during the period the exchange program is open (that is, during the period between the time the exchange ratios are set, shortly before the exchange program begins, and when the exchange actually occurs), which we expect to be immaterial. As a result, the exchange program will allow the company to realize real incentive and retention benefits from the restricted stock units issued, while recognizing essentially the same amount of compensation expense as we would have recognized for the eligible awards.

Which equity awards will be eligible for the exchange program?

Eligible awards will include outstanding options and SSARs granted at least 20 months prior to the anticipated end of the exchange program with an exercise price per share above the 52-week high for our common stock. The 52-week high will be measured as of the start date of the exchange program. As of March 31, 2008, options and SSARs for approximately 9,582,644 shares of our common stock were outstanding under all of our equity incentive plans. Because the eligibility of options and SSARs will be determined based on the 52-week high of our common stock measured as of the start date of the exchange program, we are unable to determine as of the date of the Annual Meeting the exact number of eligible awards. For example, if we were to start the exchange program on December 10, 2008, then the per-share 52-week high price of our common stock would be $30.51, and based on the number of options and SSARs currently held by eligible employees, approximately 3,526,005 shares would be eligible for the exchange. In addition, because the exchange ratios will not be calculated until shortly before the start of the exchange program, we are unable to determine as of the date of the Annual Meeting the number of restricted stock units which may be granted in connection with the exchange program.

What are the employee eligibility requirements for the exchange program?

As noted above, only employees based in the United States (who are not members of our Board of Directors or our named executive officers) as of the start of the exchange program may participate in the exchange program. In addition to being employed as of the start of the exchange program, an employee must continue to be employed by us through the date the restricted stock units are granted in exchange for the surrendered eligible awards. Any employee holding eligible awards who elects to participate in the exchange program but whose employment terminates for any reason prior to the grant of the restricted stock units, including voluntary resignation, retirement, involuntary termination, layoff, death or disability, will retain his or her eligible awards subject to their existing terms.

How many restricted stock units will an individual receive if he or she participates in the exchange program?

The exchange ratios of shares associated with surrendered eligible awards to issued restricted stock units will be established shortly before the start of the exchange program. The exchange ratios will be established by grouping together eligible awards with similar exercise prices and assigning an appropriate exchange ratio to each grouping.

These exchange ratios will be based on the fair value of the eligible awards (calculated using the Black-Scholes model) within the relevant grouping. The calculation of fair value using the Black-Scholes model takes into account many variables, such as the volatility of our stock and the expected term of an award. As a result, the exchange ratios do not necessarily increase as the exercise price of the award increases. Setting the exchange ratios in this manner is intended to result in the issuance of restricted stock units that have a fair value approximately equal to or less than the fair value of the surrendered eligible awards they replace. This will eliminate any additional compensation cost that we must recognize on the restricted stock units, other than immaterial compensation expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs. For instance, eligible awards with exercise prices from $35.59-$38.83 per share might have an exchange ratio of 4.8 shares of the eligible award for each 1 restricted stock unit to be received in exchange, while eligible awards with exercise prices from $34.89-$35.58 per share might have an exchange ratio of 4.3 shares of the eligible award for each 1 restricted stock unit to be received in exchange.

Although the exchange ratios cannot be determined now, we can provide an example if we make certain assumptions regarding the start date of the offer, the fair value of the eligible awards, and the fair market value of our common stock. For example, if we began the exchange program on December 10, 2008, which would allow us to include in the exchange program a substantial percentage of our outstanding underwater awards, our then-applicable 52-week high would be $30.51 (assuming our stock price does not rise above that price between now and December 10, 2008). As a result, only options and SSARs with an exercise price above $30.51 per share and that were granted at least 20 months prior to the anticipated end of the exchange program would be eligible for the exchange program. If, at the time we set the exchange ratios, the fair market value of our common stock was $26.50 per share, then based on the above method of determining the exchange ratio, the following exchange ratios would apply:

If the Exercise Price of an Eligible Award is:	The Exchange Ratio Would Be (Eligible Awards to Restricted Stock Units):
$30.52 - $33.06	5.1-to-1
$33.07 - $34.88	5.3-to-1
$34.89 - $35.58	4.3-to-1
$35.59 - $38.83	4.8-to-1
$38.84 - $39.76	4.1-to-1
$39.77 - $41.07	4.3-to-1
Above $41.07	4.6-to-1

The total number of restricted stock units a participating employee will receive with respect to a surrendered eligible award will be determined by converting the number of shares underlying the surrendered award according to the applicable exchange ratio and rounding down to the nearest whole share. The exchange ratios will be applied on a grant-by-grant basis.

For purposes of example only, if a participant exchanged an eligible award of 480 shares subject to an option with an exercise price of $35.69 per share and the exchange ratio was 1 restricted stock unit for every 4.8 shares, he or she would receive 100 restricted stock units in exchange for the surrendered eligible award (480 divided by 4.8). If the participant also exchanged another eligible award of 820 shares subject to an option with an exercise price of $39.05 per share and the exchange ratio was 1 restricted stock unit for every 4.1 shares, he or she would receive 200 restricted stock units in exchange for the surrendered eligible award (820 divided by 4.1).

Continuing this example, if we assume that all currently eligible options and SSARs remain outstanding and the award holders remain eligible to participate, the following table summarizes information regarding the eligible awards and the restricted stock units that would be granted in the exchange:

Exercise Prices of Eligible Awards	Number of Shares Underlying Eligible Awards	Weighted Average Exercise Price of Eligible Awards	Weighted Average Remaining Life of Eligible Awards (Years)	Exchange Ratio	Maximum Number of New Restricted Stock Units That May Be Granted
$30.52 - $33.06	532,085	$32.18	5.35	5.1-to-1	104,330
$33.07 - $34.88	142,350	$33.65	7.51	5.3-to-1	26,858
$34.89 - $35.58	1,110,050	$34.89	8.27	4.3-to-1	258,151
$35.59 - $38.83	121,100	$36.36	6.02	4.8-to-1	25,229
$38.84 - $39.76	709,400	$38.85	6.49	4.1-to-1	173,024
$39.77 - $41.07	736,670	$40.41	7.25	4.3-to-1	171,318
Above $41.07	174,350	$42.72	6.82	4.6-to-1	37,902

Total	3,526,005				796,812

After the exchange as presented in this example (assuming all eligible awards are tendered and without including any grants after March 31, 2008), there will be 7,790,449 shares available for grant, 6,056,639 options and SSARs outstanding and 1,668,612 full value awards outstanding. These outstanding options and SSARs would have a weighted average exercise price of $22.47 and a weighted average remaining term of 5.07.

Must eligible employees participate in the exchange program?

No, eligible employees will not be required to participate in the exchange program. Participation in the exchange program is voluntary.

How long will eligible employees have to decide whether to participate in the exchange program?

Eligible employees will have an election period of at least 20 business days from the start of the exchange program in which to determine whether they wish to participate.

How will restricted stock units granted in connection with the exchange program vest?

Restricted stock units issued in the exchange program will vest on the basis of the participant’s continued employment with us. The vesting schedule of the restricted stock units will be determined on a grant-by-grant basis, based on the vesting schedule of the eligible awards that the restricted stock units replace. None of the restricted stock units will be vested on the date of grant. The restricted stock units will be scheduled to vest in equal annual installments over the remaining vesting schedule (rounded up to the next full year) of the exchanged award. No restricted stock units will be scheduled to vest earlier than one year from their date of grant, and no restricted stock units will be scheduled to vest earlier than the vesting dates of the exchanged awards. The annual vesting date will be the anniversary of the grant date of the restricted stock units.

What is an example of the new vesting schedule?

For example, assume that an eligible participant elects to exchange the following eligible award:

Type of Award	Number of Shares Subject to Award	Vesting Schedule
SSAR	480	96 Shares on May 27, 2006 96 Shares on May 27, 2007 96 Shares on May 27, 2008 96 Shares on May 27, 2009 96 Shares on May 27, 2010

Assume that on January 8, 2009 (approximately 20 business days after the start of the exchange program), the participant surrenders the underwater SSAR and receives the following replacement award:

Type of Award	Number of Shares Subject to Award	Vesting Schedule
RSU	100	0 Shares on January 8, 2009 (the grant date) 50 Shares on January 8, 2010 50 Shares on January 8, 2011

The surrendered SSAR was scheduled to fully vest on May 27, 2010, which is 16 months from the January 8, 2009 replacement restricted stock unit grant date in this example. In order to determine the vesting schedule for the replacement restricted stock units, the remaining months in the surrendered SSAR’s vesting schedule are rounded up to the nearest full year. In this case, that is two years. None of the restricted stock units will be vested on the date of grant. Fifty percent of the restricted stock units vest on the first anniversary of the replacement restricted stock unit grant date and the remaining 50% vest one year later, subject to the participant remaining employed with us through the respective vesting date.

What terms and conditions will apply to the restricted stock units?

Restricted stock units issued in the exchange program will be granted pursuant to the 2001 Long-Term Incentive Plan. Each restricted stock unit represents an unfunded right to receive one share of our common stock on a fixed date in the future, which generally is the date on which the restricted stock unit vests. A participant is not required to pay any monetary consideration to receive shares of our common stock upon settlement of his or her restricted stock units. However, under U.S. federal tax law currently in effect, employees generally will recognize taxable income upon settlement of the restricted stock units that is subject to income and employment tax withholding. Except for the vesting schedule described above, all other terms and conditions of the restricted stock units issued in the exchange program will be substantially the same as those that apply to restricted stock units granted previously under the 2001 Long-Term Incentive Plan.

Will the terms of the exchange program be exactly as described in this proposal?

While the terms of the exchange program are expected to be materially similar to the terms described in this proposal, we may find it necessary or appropriate to change the terms of the exchange program to take into account our administrative needs, local law requirements, accounting rules, company policy decisions that make it appropriate to change the exchange program and the like. For instance, although we will not in any circumstances permit the members of our Board of Directors or our named executive officers to participate or allow options priced below the applicable 52-week high or granted less than 20 months prior to the anticipated end of the exchange program to participate, we may decide that it is appropriate to exclude additional executive officers or exclude options granted below a higher price-point or that were granted as of an earlier date than would otherwise be required by this proposal. As another example, we may alter the method of determining exchange ratios if we decide that there is a more efficient and appropriate way to set the ratios while still continuing to eliminate any incremental compensation expense to the fullest extent possible.

Additionally, we may decide not to implement the exchange program even if shareholder approval of the exchange program is obtained or may amend or terminate the exchange program once it is in progress. The final terms of the exchange program will be described in an offer to exchange that will be filed with the SEC. Although we do not anticipate that the staff of the SEC will require us to materially modify the terms of the exchange program, it is possible that we may need to alter the terms of the exchange program to comply with comments from the staff.

What are the tax consequences to employees if they participate in the exchange program?

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the exchange program. A more detailed summary of the applicable tax considerations to participants will be provided in the exchange program documents. The law and regulations themselves are subject to change, and the Internal Revenue Service is not precluded from adopting a contrary position. The exchange of eligible awards for restricted stock units pursuant to the exchange program should be treated as a non-taxable exchange, and neither we nor any of our employees should recognize any income for U.S. federal income tax purposes upon the surrender of eligible awards and the grant of restricted stock units.

How will the restricted stock units be treated from an accounting perspective?

As of the beginning of our 2006 fiscal year, we have adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), or SFAS 123(R), on accounting for share-based payments. Under SFAS 123(R), we will recognize incremental compensation expense, if any, resulting from the restricted stock units granted in the exchange program. The incremental compensation cost will be measured as the excess, if any, of the fair value of each award of restricted stock units granted to employees in exchange for surrendered eligible awards, measured as of the date the restricted stock units are granted, over the fair value of the eligible awards surrendered in exchange for the restricted stock units, measured immediately prior to the exchange.

As noted above, the manner in which the exchange ratios for the exchange program will be set is intended to result in the issuance of restricted stock units that have a fair value approximately equal to or less than the fair value of the exchanged eligible awards they replace. As a result, this will eliminate any incremental compensation cost that we must recognize for accounting purposes on the restricted stock units, other than immaterial compensation expense that might result from fluctuations in our stock price after the exchange ratios have been set (which will occur shortly before the exchange program begins) but before the exchange actually occurs. We currently recognize and will continue to recognize compensation expense relating to the eligible awards over the vesting period of the restricted stock units, even though they are underwater and do not fully provide the intended incentive and retention benefits to our employees.

Any incremental compensation expense resulting from fluctuations in our stock price during the period of the exchange program that are related to the restricted stock units will be recognized ratably over the vesting period of the restricted stock units. In the event that any of the restricted stock units are forfeited prior to their vesting due to termination of employment, the compensation expense for the forfeited restricted stock units will not be recognized.

How many eligible awards will be exchanged and how many restricted stock units will be granted in the exchange program?

Because the decision whether to participate in the exchange program is completely voluntary, we are not able to predict which or how many employees will elect to participate, how many eligible awards will be surrendered for exchange, and therefore how many restricted stock units may be issued. As indicated above, the members of our Board of Directors and our named executive officers as of the start of the exchange program are not eligible to participate in the exchange program.

What is the impact of the exchange program on the company’s shareholders?

Although we are unable to predict the precise impact of the exchange program on our shareholders because we are unable to predict how many or which employees will exchange their eligible awards, we have designed the proposed exchange program in a manner intended to ensure that the value of the restricted stock units granted in the exchange program is approximately equal to or less than the value of the eligible awards surrendered. The exchange program is intended to restore competitive and appropriate equity incentives for our employees, reduce our existing overhang and recapture value for compensation expense already being incurred.

What vote is required to approve this proposal?

To approve this proposal, a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting must vote “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE EQUITY AWARD EXCHANGE PROGRAM.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table provides certain information about our executive officers as of April 23, 2008. Our executive officers are appointed by our Board and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

W. Howard Lester Age 72	*

Laura J. Alber Age 39

•   President since 2006

•   President, Pottery Barn Brands, 2002 – 2006

•   Executive Vice President, Pottery Barn, 2000 – 2002

•   Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail,
1999 – 2000

Patrick J. Connolly Age 61	*

David M. DeMattei Age 51

•   Group President, Williams-Sonoma, Williams-Sonoma Home and West Elm since 2006

•   President, Emerging Brands, 2003 – 2006

•   President, North America Retail and Wholesale Divisions of Coach, Inc. (luxury goods), 1998 – 2003

•   Director of Zumiez, Inc. (specialty retail)

Seth R. Jaffe Age 51

•   Senior Vice President, General Counsel and Secretary since 2003

•   Vice President, Deputy General Counsel, 2002 – 2003

•   Senior Vice President and General Counsel of CareThere, Inc. (healthcare technology), 2000 – 2001

•   Chief Counsel, Levi Strauss & Co. (apparel), 1996 – 1999

Sharon L. McCollam Age 45

•   Executive Vice President, Chief Operating and Chief Financial Officer since 2006

•   Executive Vice President, Chief Financial Officer, 2003 – 2006

•   Senior Vice President, Chief Financial Officer, 2000 – 2003

•   Vice President, Finance, 2000

•   Chief Financial Officer of Dole Fresh Vegetables, Inc. (food products), 1996 –2000

•   Director of Del Monte Food Co. (food products)

Dean Miller Age 46

•   Executive Vice President, Chief Supply Chain Officer since 2006

•   Senior Vice President, Global Logistics and Sourcing, 2005 – 2006

•   Senior Vice President, Global Logistics, 2001 – 2005

•   Vice President, Retail Distribution, 2000 – 2001

*	Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees” within this Proxy Statement.

Executive Compensation

This table sets forth the annual and long-term compensation earned by our Chief Executive Officer, Chief Financial Officer and our four other most highly compensated executive officers during fiscal 2007. These individuals are collectively known as our named executive officers.

Summary Compensation Table for Fiscal 2007 and 2006

Name and Principal Position	Year(2)	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation ($)(5)	Total ($)
W. Howard Lester	2007	$993,750	—	—	$2,981,381	—	$55,279	(6)	$479,507	$4,509,917
Chairman and Chief Executive Officer (PEO)(1)	2006	$975,000	—	—	$264,891	—	$23,094		$366,400	$1,629,385

Sharon L. McCollam	2007	$738,942	—	$1,423,878	$873,653	$200,000	—		$84,277	$3,320,750
Executive Vice President, Chief Operating and Chief Financial Officer (PFO)	2006	$621,212	—	$1,193,509	$718,853	—	—		$60,820	$2,594,394

Laura J. Alber	2007	$815,385	—	$1,423,878	$765,213	$150,000	—		$84,268	$3,238,744
President	2006	$700,770	—	$1,193,509	$700,867	—	—		$58,803	$2,653,949

Patrick J. Connolly	2007	$578,769	—	—	$602,410	$100,000	—		$19,900	$1,301,079
Director and Executive Vice President, Chief Marketing Officer	2006	$566,538	—	—	$585,971	—	—		$16,431	$1,168,940

David M. DeMattei	2007	$687,981	—	$1,423,878	$1,127,527	$125,000	—		$84,506	$3,448,892
Group President, Williams-Sonoma, Williams-Sonoma Home, West Elm	2006	$614,596	—	$1,193,509	$1,056,698	—	—		$59,209	$2,924,012

Dean Miller	2007	$465,384	—	$379,701	$496,923	$75,000	$7,876	(6)	$33,323	$1,458,207
Executive Vice President, Chief Supply Chain Officer	2006	$437,404	—	$314,840	$432,694	—	$40,626		$26,177	$1,251,741

(1)	W. Howard Lester was appointed Chief Executive Officer of the company effective July 14, 2006.

(2)	The compensation reflected in the Summary Compensation Table for fiscal 2007 reflects a 53-week period.

(3)	Based on the compensation cost recognized in fiscal 2007 for financial statement reporting purposes as determined pursuant to SFAS No. 123R, disregarding forfeiture assumptions. The fair market value is based on the closing price of our stock on the day prior to the grant date multiplied by the number of awards issued.

(4)	Based on the compensation cost recognized in fiscal 2007 for financial statement reporting purposes as determined pursuant to SFAS No. 123R, disregarding forfeiture assumptions. The fair market value assumptions used in the calculation of these amounts are included in Note I to our Consolidated Financial Statements which is included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2008.

(5)	Details are provided in the “Other Annual Compensation from Summary Compensation Table” provided below.

(6)	Total income earned in the Executive Deferral Plan during fiscal 2007 as shown in the “Nonqualified Deferred Compensation” table on page 29.

Other Annual Compensation from Summary Compensation Table

The following table sets forth the compensation and benefits included under “All Other Compensation” in the Summary Compensation table above.

	Year	Use of Company Aircraft(1)	Life Insurance Premiums(2)	Matching Contribution to the 401(k)(3)	Car Allowance	Executive Medical Supplement(4)	Parking(5)	Other	Total
W. Howard Lester	2007	$453,614	$8,818	$5,625	$6,500	$2,500	$2,450	—	$479,507
	2006	$346,575	$5,334	$4,500	$6,000	$1,591	$2,400	—	$366,400
Sharon L. McCollam	2007	—	$ 452	$5,625	$6,500	$2,500	$2,450	$66,750(6)	$84,277
	2006	—	$ 420	$4,500	$6,000	$2,500	$2,400	$45,000(6)	$60,820
Laura J. Alber	2007	—	$ 443	$5,625	$6,500	$2,500	$2,450	$66,750(6)	$84,268
	2006	—	$ 378	$4,500	$6,000	$525	$2,400	$45,000(6)	$58,803
Patrick J. Connolly	2007	—	$2,825	$5,625	$6,500	$2,500	$2,450	—	$19,900
	2006	—	$1,632	$4,500	$6,000	$1,899	$2,400	—	$16,431
David M. DeMattei	2007	—	$ 681	$5,625	$6,500	$2,500	$2,450	$66,750(6)	$84,506
	2006	—	$ 575	$4,500	$6,000	$734	$2,400	$45,000(6)	$59,209
Dean Miller	2007	—	$ 898	$5,625	$6,500	$2,500	—	$17,800(6)	$33,323
	2006	—	$ 819	$4,500	$6,000	$2,171	—	$12,687(7)	$26,177

(1)	For personal use of our airplane. The value of personal aircraft usage reported above for fiscal 2007 and fiscal 2006 is the aggregate incremental cost to the company (including fuel, maintenance and certain fees and expenses) as determined and published from time to time by Conklin & de Decker Associates, Inc. for each particular aircraft type utilized by the company.

(2)	Premiums paid by us for term life insurance in excess of $50,000.

(3)	Represents the maximum company matching contribution to the 401(k) during fiscal 2007.

(4)	For fiscal 2007, represents the maximum executive medical supplement payable by the company. For fiscal 2006, represents the actual amount paid for executive medical supplement.

(5)	Represents the value of parking provided by the company, based on current estimated market rates.

(6)	Dividend equivalent payments made with respect to outstanding restricted stock unit awards.

(7)	Represents $12,000 in dividend equivalent payments made with respect to outstanding restricted stock unit awards and $687 in relocation-related expenses paid by the company.

Grants of Plan-Based Awards

This table sets forth certain information regarding all grants of plan-based awards made to the named executive officers during fiscal 2007.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)(3)	Grant Date Fair Value ($)(4)	Exercise or Base Price of Option Awards ($/Sh)
		Threshold ($)(1)	Target ($)	Maximum ($)(1)(2)	Threshold ($)	Target ($)	Maximum ($)
W. Howard Lester	—	—	—	$2,925,000	—	—	—	—	—	—	—
Sharon L. McCollam	3/27/07	—	—	$2,175,000	—	—	—	—	50,000	$582,715	$34.89
Laura J. Alber	3/27/07	—	—	$2,400,000	—	—	—	—	50,000	$582,715	$34.89
Patrick J. Connolly	—	—	—	$1,710,000	—	—	—	—	—	—	—
David M. DeMattei	—	—	—	$2,025,000	—	—	—	—	—	—	—
Dean Miller	3/27/07	—	—	$1,320,000	—	—	—	—	30,000	$349,629	$34.89

(1)	This reflects the amounts payable under our 2001 Incentive Bonus Plan with respect to fiscal 2007. This plan is intended to qualify bonus payments as deductible performance-based compensation under Internal Revenue Code Section 162(m), which otherwise restricts our ability to deduct certain executive compensation to $1,000,000 million per executive per year. In accordance with Internal Revenue Service rules, our 2001 Incentive Bonus Plan payout criteria are specified by our Compensation Committee in the first quarter of each fiscal year. Bonus amounts are not paid until the Compensation Committee certifies that the performance objectives have been achieved. For fiscal 2007, the performance criteria was based upon achieving a target level of profitability. This target level, because it is based upon profitability, is deemed substantially uncertain of attainment for purposes of Internal Revenue Code Section 162(m). When the goal was established by our Compensation Committee, however, it was reasonably attainable based upon our historic and expected levels of profitability. Once the target level of profitability is reached, the maximum amount payable is then available for payment to our executive officers as fully deductible compensation. However, our Compensation Committee is permitted to apply negative discretion in determining the actual amount to be paid to any executive officer. In determining how (or if) to apply such negative discretion, our Compensation Committee measures company performance against the business plan approved by the Board in our first fiscal quarter as well as individual performance. For bonuses earned in fiscal 2007, the Committee did apply negative discretion, and the actual bonus amounts are as set forth in the Summary Compensation Table.

(2)	Maximum potential payment pursuant to our 2001 Incentive Bonus Plan is equal to three times the executive’s base salary as of January 29, 2007, the first day of fiscal 2007.

(3)	Grants of stock-settled stock appreciation rights.

(4)	Generally, the full grant date fair value is the amount that the company would expect to expense on the grant date in its financial statements over the award’s vesting schedule, disregarding forfeiture assumptions. The fair market value assumptions used in the calculation of these amounts are included in Note I to our Consolidated Financial Statements which is included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2008.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information regarding equity awards held by our named executive officers at February 3, 2008:

	Option Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
W. Howard Lester	—	400,000	(2)	—	$34.64	1/12/2017
	5,000	7,500	(3)	—	$38.84	5/27/2015
	7,500	5,000	(4)	—	$32.39	6/30/2014
	100,000	—		—	$13.66	3/27/2011
	100,000	—		—	$15.00	4/25/2010
	300,000	—		—	$9.47	3/7/2010
	200,000	—		—	$14.50	3/18/2009
	200,000	—		—	$9.66	3/11/2008

Sharon L. McCollam	—	50,000	(5)	—	$34.89	3/27/2017
	8,000	32,000	(6)	—	$30.34	9/12/2016
	20,000	30,000	(7)	—	$38.84	5/27/2015
	30,000	20,000	(8)	—	$32.39	6/30/2014
	68,000	17,000	(9)	—	$21.80	4/1/2013
	30,000	—		—	$13.66	3/27/2011
	138,000	—		—	$9.50	10/9/2010

Laura J. Alber	—	50,000	(10)		$34.89	3/27/2017
	8,000	32,000	(11)	—	$30.34	9/12/2016
	24,000	36,000	(12)	—	$38.84	5/27/2015
	30,000	20,000	(13)	—	$32.39	6/30/2014
	24,000	6,000	(14)	—	$21.80	4/1/2013
	296,600	—		—	$13.85	3/19/2011

Patrick J. Connolly	10,000	40,000	(15)	—	$40.44	3/15/2016
	16,000	24,000	(16)	—	$38.84	5/27/2015
	30,000	20,000	(17)	—	$32.39	6/30/2014
	16,000	4,000	(18)	—	$21.80	4/1/2013
	40,000	—		—	$13.66	3/27/2011
	320,000	—		—	$15.00	4/25/2010
	80,000	—		—	$9.47	3/7/2010
	80,000	—		—	$14.50	3/18/2009
	100,000	—		—	$9.66	9/8/2008
	100,000	—		—	$9.66	3/11/2008

David M. DeMattei	8,000	32,000	(19)	—	$30.34	9/12/2016
	24,000	36,000	(20)	—	$38.84	5/27/2015
	30,000	20,000	(21)	—	$32.39	6/30/2014
	120,000	30,000	(22)	—	$28.25	6/4/2013

Dean Miller	—	30,000	(23)	—	$34.89	3/27/2017
	5,000	20,000	(24)	—	$30.34	9/12/2016
	4,000	6,000	(25)	—	$43.04	8/16/2015
	12,000	18,000	(26)	—	$38.84	5/27/2015
	18,000	12,000	(27)	—	$32.39	6/30/2014
	4,000	4,000	(28)	—	$21.80	4/1/2013
	2,400	—		—	$22.47	4/3/2012
	4,000	—		—	$13.66	3/27/2011
	20,000	—		—	$8.31	12/1/2010
	20,000	—		—	$9.50	10/9/2010

(1)	Includes grants of options and stock-settled stock appreciation rights.

(2)	Stock-settled stock appreciation right which vests on 9/12/2008.

(3)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with remaining vesting dates of 5/27/2008, 5/27/2009 and 5/27/2010.

(4)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with remaining vesting dates of 6/30/2008 and 6/30/2009.

(5)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with vesting dates of 3/27/2008, 3/27/2009, 3/27/2010, 3/27/2011 and 3/27/2012.

(6)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of 9/12/2008, 9/12/2009, 9/12/2010 and 9/12/2011.

(7)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with remaining vesting dates of 5/27/2008, 5/27/2009 and 5/27/2010.

(8)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with remaining vesting dates of 6/30/2008 and 6/30/2009.

(9)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with a remaining vesting date of 4/1/2008.

(10)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with vesting dates of 3/27/2008, 3/27/2009, 3/27/2010, 3/27/2011 and 3/27/2012.

(11)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of 9/12/2008, 9/12/2009, 9/12/2010 and 9/12/2011.

(12)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with remaining vesting dates of 5/27/2008, 5/27/2009 and 5/27/2010.

(13)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with remaining vesting dates of 6/30/2008 and 6/30/2009.

(14)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with a remaining vesting date of 4/1/2008.

(15)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of 3/15/2008, 3/15/2009, 3/15/2010 and 3/15/2011.

(16)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with remaining vesting dates of 5/27/2008, 5/27/2009 and 5/27/2010.

(17)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with remaining vesting dates of 6/30/2008 and 6/30/2009.

(18)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with a remaining vesting date of 4/1/2008.

(19)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of 9/12/2008, 9/12/2009, 9/12/2010 and 9/12/2011.

(20)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with remaining vesting dates of 5/27/2008, 5/27/2009 and 5/27/2010.

(21)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with remaining vesting dates of 6/30/2008 and 6/30/2009.

(22)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with a remaining vesting date of 6/4/2008.

(23)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with vesting dates of 3/27/2008, 3/27/2009, 3/27/2010, 3/27/2011 and 3/27/2012.

(24)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of 9/12/2008, 9/12/2009, 9/12/2010 and 9/12/2011.

(25)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of 8/16/08, 8/16/2009 and 8/16/2010.

(26)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with remaining vesting dates of 5/27/2008, 5/27/2009 and 5/27/2010.

(27)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with remaining vesting dates of 6/30/2008 and 6/30/2009.

(28)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with a remaining vesting date of 4/1/2008.

	Stock Awards
	Number of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares or Units of Stock that have not Vested ($)(1)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(2)(3)
W. Howard Lester	—	—	—	—
Sharon L. McCollam	—	—	150,000	$4,128,000
Laura J. Alber	—	—	150,000	$4,128,000
Patrick J. Connolly	—	—	—	—
David M. DeMattei	—	—	150,000	$4,128,000
Dean Miller	40,000	$1,100,800	—	—

(1)	Includes grant of restricted stock units. The restricted stock units vest in two equal annual installments on January 31, 2010 and January 30, 2011. Mr. Miller will receive accelerated vesting of any restricted stock units held by him in the event of a change of control. Mr. Miller’s award will vest in full upon a termination due to his death, disability or retirement after attaining age 55 and working with us for at least 10 years.

(2)	Includes grants of restricted stock units. The restricted stock units vest in two equal annual installments on January 31, 2010 and January 30, 2011, subject to the company achieving certain performance goals. Ms. McCollam, Ms. Alber and Mr. DeMattei will receive accelerated vesting of any restricted stock units held by them in the event of a change of control. These awards will also vest in full upon the executive officers’ termination due to their death, disability or retirement after attaining age 55 and working with us for at least 10 years.

(3)	Based on a stock price of $27.52, the closing price of our common stock on February 1, 2008, the last business day of fiscal 2007.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises and vesting of equity awards held by our named executive officers during fiscal 2007:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Howard Lester	480,000	$12,681,600	—	—
Sharon L. McCollam	—	—	—	—
Laura J. Alber	—	—	—	—
Patrick J. Connolly	48,000	$1,268,160	—	—
David M. DeMattei	—	—	—	—
Dean Miller	16,400	$256,103	—	—

Pension Benefits

None of our named executive officers received any pension benefits during fiscal 2007.

Nonqualified Deferred Compensation

The following table describes nonqualified deferred compensation to our named executive officers during fiscal 2007:

	Executive Contributions in Fiscal 2007 ($)	Registrant Contributions in Fiscal 2007 ($)	Aggregate Earnings in Fiscal 2007 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at January 31, 2008 ($)
W. Howard Lester(1)	—	—	$55,279	—	$523,570
Sharon L. McCollam	—	—	—	—	—
Laura J. Alber	—	—	—	—	—
Patrick J. Connolly	—	—	—	—	—
David M. DeMattei	—	—	—	—	—
Dean Miller(1)	$74,400	—	$7,876	—	$555,872

(1)	Executive Deferral Plan. Participation in the plan is limited to a group of select management and highly compensated employees. Participants can defer up to 100% of their base salary and/or bonus, net of applicable employment and withholding taxes and subject to a minimum deferral requirement (5% of salary). Participant accounts are not put aside in trust or any other funding vehicle and the obligations of the company to pay are simply an unsecured promise to pay in the future. Although no investments actually are held in the plan, participant accounts track investment funds chosen by the participant from a specified list, and accounts are adjusted for earnings that the investments would have accrued had the investment fund actually been held by such participant accounts. Accounts are generally distributed at termination of employment, although a participant can make an election at the time of deferral to have the distribution occur at an earlier date. A choice of quarterly installments over 5, 10 or 15 years, or a single lump sum, is available for terminations due to retirement or disability, as defined in the plan, if the account is over $25,000. All other distributions are paid as a single lump sum. The commencement of payments can be postponed, subject to advance election and minimum deferral requirements. At death, the plan may provide a death benefit funded by a life insurance policy, in addition to payment of the participant’s account.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

Laura J. Alber

We entered into an employment agreement with Laura J. Alber, currently our President, effective as of March 19, 2001. The initial term of the agreement expired March 19, 2004 and, per its terms, automatically extends for one-year terms until Ms. Alber’s employment is terminated by her or by us. If we terminate Ms. Alber’s employment without “cause” (as defined in the agreement), or if she terminates her employment with us for “good reason” (as defined in the agreement), she will be entitled to receive (i) continuation of her base salary at the time of termination for up to one year, and (ii) outplacement services at a level commensurate with her position at no cost to her. In addition, we will pay the premiums for health coverage under COBRA for Ms. Alber and her dependents until Ms. Alber either commences new employment or Ms. Alber or her dependents are no longer eligible for COBRA coverage.

The following table describes the payments and/or benefits which would have been owed by us to Ms. Alber as of February 3, 2008 if her employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-in- Control	Death	Disability
Base Salary(1)	$800,000	$800,000	—	Through date of death	$200,000	(2)
Restricted Stock Units(3)	—	—	$4,128,000	$4,128,000	$4,128,000
Health Care Benefits(4)	$23,427	$23,427	—	—	—
Other Perquisites(5)	$150,000	$150,000	—	—	—

(1)	Based on Ms. Alber’s base salary as of February 3, 2008.

(2)	Payment of 13 weeks of salary.

(3)	Acceleration of vesting of 150,000 restricted stock units. Value is based on a stock price of $27.52, the closing price of our common stock on February 1, 2008, the last business day of fiscal 2007.

(4)	Based on a monthly health insurance premium of $1,301 to be paid by the company for 18 months, which is the period provided under COBRA.

(5)	Value of outplacement services based on current estimate of costs for these services.

Sharon L. McCollam

We entered into an employment agreement with Sharon L. McCollam, effective as of December 28, 2002. She is currently Executive Vice President, Chief Operating and Chief Financial Officer. The initial term of Ms. McCollam’s agreement expired December 28, 2005, and, per its terms, automatically extends for one-year terms until Ms. McCollam’s employment is terminated by her or by us. If we terminate Ms. McCollam’s employment without “cause” (as defined in the agreement), or if Ms. McCollam terminates her employment with us for “good reason” (as defined in the agreement), she will be entitled to receive (i) continuation of her base salary at the time of termination for a period of one year and her target bonus for that year, and (ii) outplacement services at a level commensurate with her position at no cost to her. In addition, we will pay the premiums for health care coverage under COBRA for Ms. McCollam and her dependents until she either commences new employment or she and her dependents are no longer eligible for COBRA coverage.

The following table describes the payments and/or benefits which would have been owed by us to Ms. McCollam as of February 3, 2008, if her employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-in- Control	Death	Disability
Base Salary(1)	$725,000	$725,000	—	Through date of death	$181,250	(2)
Bonus(3)	$2,175,000	$2,175,000	—	—	—
Restricted Stock Units(4)	—	—	$4,128,000	$4,128,000	$4,128,000
Health Care Benefits(5)	$8,352	$8,352	—	—	—
Other Perquisites(6)	$150,000	$150,000	—	—	—

(1)	Based on Ms. McCollam’s base salary as of February 3, 2008.

(2)	Payment of 13 weeks of salary.

(3)	Maximum bonus payable under the 2001 Incentive Bonus Plan for fiscal 2007. See “Grants of Plan-Based Awards” table on page 25.

(4)	Acceleration of vesting of 150,000 restricted stock units. Value is based on a stock price of $27.52, the closing price of our common stock on February 1, 2008, the last business day of fiscal 2007.

(5)	Based on a monthly health insurance premium of $465 to be paid by the company for 18 months, which is the period provided under COBRA.

(6)	Value of outplacement services based on current estimate of costs for these services.

Restricted Stock Unit Grants

Ms. Alber, Ms. McCollam and Mr. DeMattei each received a grant of 150,000 restricted stock units in fiscal 2005. Each of these executives will receive accelerated vesting of such awards in the event of a change of control. These executive officers will also have such awards vest in full upon a termination due to their death, disability or retirement after attaining age 55 and working with us for at least 10 years. Based on a stock price of $27.52, the closing price of our common stock on February 1, 2008, each of these awards has an estimated value of $4,128,000.

Mr. Miller received a grant of 40,000 restricted stock units in fiscal 2005. He will receive accelerated vesting of such awards in the event of a change of control. Mr. Miller will also have such award vest in full upon a termination due to his death, disability or retirement after attaining age 55 and working with us for at least 10 years. Based on a stock price of $27.52, the closing price of our common stock on February 1, 2008, this award has an estimated value of $1,100,800.

W. Howard Lester SSAR Award

Mr. Lester was granted a stock-settled stock appreciation right, or SSAR, for 400,000 shares of the company’s common stock on January 12, 2007 in connection with his appointment as Chief Executive Officer. The SSAR will vest on September 12, 2008. If Mr. Lester ceases service due to death or disability or upon a change of control, the award will vest in full.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis addresses:

•	the members and role of our Compensation Committee;

•	our process for determining executive compensation;

•	our executive compensation philosophy and policies;

•	our fiscal 2007 named executive officer compensation decisions;

•	the underlying rationale for these decisions; and

•	how these decisions were made.

Who serves on the Compensation Committee?

The Compensation Committee consisted of Adrian D.P. Bellamy and Richard T. Robertson from January 29, 2007 until May 16, 2007. From May 16, 2007 through October 31, 2007, the Compensation Committee consisted of Mr. Bellamy, Mr. Robertson and Anthony A. Greener. Since November 1, 2007, the Compensation Committee has consisted of Mr. Bellamy, Mr. Robertson, Mr. Greener and Ted W. Hall. Mr. Bellamy serves as Chairman of the Compensation Committee. The Board for fiscal 2007 determined that each member of the Compensation Committee was independent under the NYSE rules as currently in effect, was an outside director as such term is defined with respect to Section 162(m) of the Internal Revenue Code and was a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the committee members has ever served as an officer of the company.

How many times did the Compensation Committee meet during fiscal 2007?

The Compensation Committee held a total of four meetings during fiscal 2007. At certain of these meetings, the Chief Executive Officer made recommendations with respect to the compensation arrangements for other executives and with respect to the structure and terms of those officers’ target bonuses and equity-based compensation. However, the Chief Executive Officer did not participate in the portions of the meetings during which his own compensation was deliberated and established. The Compensation Committee met in executive session without management present at each meeting in fiscal 2007.

What is the role of the Compensation Committee with respect to executive compensation?

The Compensation Committee administers the company’s compensation programs, including compensation arrangements and equity plans. The Compensation Committee’s role is detailed in the Compensation Committee Charter, which was amended and restated by the Board on March 15, 2006. The Compensation Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit A. The Compensation Committee Charter is also available in print to any shareholder who requests it. Specifically, the Compensation Committee:

•

Reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and reviews and approves the level of compensation, including base salary, bonus, equity compensation and any other benefits or perquisites to be provided to the Chief Executive Officer based on this evaluation;

•

Reviews, makes recommendations to the Board regarding, and approves, as appropriate, compensation for executive officers other than the Chief Executive Officer. Each of the named executive officers during fiscal 2007 is listed in the Summary Compensation Table appearing in this Proxy Statement;

•	Reviews, makes recommendations to the Board regarding, and approves, as appropriate, general compensation goals and guidelines for the company’s employees;

•	Reviews, makes recommendations to the Board regarding, and approves, as appropriate, the compensation policy for the non-employee directors of the company; and

•	Administers, within the authority delegated by the Board, the company’s incentive compensation and equity-based plans.

Does the Compensation Committee delegate any of its authority?

Pursuant to its charter, the Compensation Committee may form and delegate authority to subcommittees. The Compensation Committee does not delegate any of its authority with respect to executive officers and non-employee directors of the company. However, the Compensation Committee has appointed an Equity Award Committee to which it has delegated the ability to grant awards under the company’s 2001 Long-Term Incentive Plan to those employees who are not executive officers. The Equity Award Committee consists of two of the company’s directors, W. Howard Lester and Patrick J. Connolly. The Equity Award Committee has the discretion to issue any type of equity award allowed under the 2001 Long-Term Incentive Plan annually to associates at or below the Senior Vice President level of up to 20,000 shares to any individual and an aggregate of 400,000 shares of the company’s common stock to all individuals. Any 1 share granted as deferred stock, restricted stock or a restricted stock unit counts as 1.9 shares of the company’s common stock against the maximum number of shares authorized to be granted by the Equity Award Committee. Reports of grants made by the Equity Award Committee are included in the materials presented at the Compensation Committee’s regularly scheduled meetings.

What is management’s role in the compensation-setting process?

Although the Compensation Committee does not delegate any of its authority with respect to executive officers and non-employee directors of the company, management does play a significant role in the compensation-setting process. In particular, management assists with the following:

•	Evaluating individual executive performance against established revenue and profitability targets for the fiscal year, including business unit achievement of budget targets;

•	Establishing appropriate business performance targets and objectives for the upcoming fiscal year; and

•

Recommending salary and cash bonus levels and equity awards based on performance evaluations and a review of peer group data. Management considers the respective responsibilities of its executive officers, the current combination of pay elements for each executive and whether that combination is appropriate to provide incentives to achieve desired results for the company. Management considers the proportion of base salary to cash bonus levels and believes that a significant portion of each executive’s total cash compensation should be at risk and payable only if the company achieves certain levels of performance. In addition, management believes that equity awards should reflect each executive’s performance for the year and align the executive’s financial reward with shareholder return. After considering these factors, management assesses whether changes are warranted and may recommend changes in the amount and type of each element of total compensation.

Management prepares meeting information for each Compensation Committee meeting and works with the Committee Chairperson to establish meeting agendas. Materials are provided to the Compensation Committee members several days in advance of each meeting. The Compensation Committee considers, but is not bound to and does not always accept, management proposals. The Chief Executive Officer also participates in Compensation Committee meetings at the invitation of the Compensation Committee to provide:

•	Background information regarding the company’s strategic objectives;

•	Evaluations of the performance of senior executive officers; and

•	Compensation recommendations as to senior executive officers (other than the Chief Executive Officer).

Does the Compensation Committee have outside advisors?

The Compensation Committee charter grants the Compensation Committee the sole authority to hire and fire outside advisors and compensation consultants. Although the company pays their compensation, these advisors report directly to the Compensation Committee. Frederic W. Cook & Co., Inc., or Frederic W. Cook, has been engaged as an independent executive compensation consulting firm to assist the Compensation Committee in discharging its responsibilities from time to time. During fiscal 2007, Frederic W. Cook provided the Compensation Committee with proxy peer group and other publicly disclosed data related to named executive officers and director compensation. Frederic W. Cook also provides certain services to management, primarily related to providing market data and advice regarding general compensation trends in the retail industry and among similarly situated companies. Frederic W. Cook did not provide any specific compensation recommendations regarding the data provided to management or the Compensation Committee and did not attend any of the Compensation Committee meetings in fiscal 2007. The Compensation Committee may request that Frederic W. Cook attend its meetings and advise the Compensation Committee either in person or via telephone. Management currently relies on Frederic W. Cook only for the provision of market data and does not now, or intend to in the future, solicit specific compensation recommendations from Frederic W. Cook for our named executive officers.

What is the Compensation Committee’s philosophy of executive compensation?

The Compensation Committee believes that the company’s executive compensation programs should support the company’s objective of creating value for its shareholders. Accordingly, the Compensation Committee believes that executive officers and other key employees should have a significant stake in the company’s stock performance, and compensation programs should link executive compensation to shareholder value. For this reason, the Compensation Committee strives to ensure that the company’s executive officer compensation programs are designed to enable the company to attract, retain, motivate and reward highly qualified executive officers while maintaining strong and direct links among executive pay, individual performance, the company’s financial performance and shareholder returns.

One of the ways the Compensation Committee has sought to accomplish these goals is by making a significant portion of individual compensation directly dependent on the company’s achievement of financial goals, and by providing significant rewards for exceeding those goals. The Compensation Committee believes that strong financial performance, on a sustained basis, is an effective means of enhancing long-term shareholder return. There is no pre-established policy or target for the allocation between cash and non-cash compensation or short-term and long-term compensation. Rather, the appropriate level and mix of compensation is reviewed and determined on an ongoing basis, and at least annually.

Historically, the Compensation Committee has awarded named executive officers equity in the form of stock options and SSARs on an annual basis. Commencing in 2006, the Compensation Committee has also awarded restricted stock units to named executive officers. In light of the changes in the macro-economic environment and the effects of such changes on the company’s stock price, the majority of our outstanding stock option and SSAR awards were granted at exercise prices that are higher than the company’s current stock price. Because of this, in 2008, the Compensation Committee analyzed the appropriateness of continuing to grant stock options and SSARs. Following this analysis, the Compensation Committee changed its approach with respect to executive equity compensation in 2008. Specifically, no stock options or SSARs have been, or are anticipated to be, granted to named executive officers in 2008. Instead, our named executive officers were granted restricted stock units that vest 100% at the end of four years, subject to the company achieving a profitability metric in fiscal 2008. The profitability metric is considered substantially uncertain of attainment for Internal Revenue Code Section 162(m) purposes, but is otherwise reasonably attainable. The Compensation Committee will continue to evaluate the appropriate level and mix of equity compensation on an ongoing basis.

What are the components of executive compensation?

The Compensation Committee considers three major elements in the executive compensation program:

•	Base salary;

•	Annual incentive opportunities; and

•	Long-term incentives.

The Compensation Committee believes that offering the executive team a total compensation package with a strong at-risk, pay-for-performance component helps to achieve the company’s objective of creating value for its shareholders. Each of the three major elements in the executive compensation program is discussed in detail below, but in general, this means:

•	Base salaries are competitive compared with comparable public retail companies relative to similar positions to create an incentive for executives to join and remain with the company;

•

Annual incentive opportunities are based principally on the company’s overall corporate performance and the executive’s attainment of individual goals. This results in the company’s strongest performers receiving greater compensatory rewards and lesser performers receiving lower compensatory rewards. We believe the structure of our annual incentive opportunities fosters a performance-driven, pay-for-performance culture; and

•

Long-term incentives, such as equity compensation awards, are structured to encourage our executive team to work toward long-term sustained growth and success from the perspective of owners in the company and to reward executives and other key employees for maximizing long-term shareholder value.

The named executive officers also receive certain retirement and other benefits, as well as perquisites and other personal benefits. We consider these perquisites (described below), in addition to the major elements of compensation, in determining if total compensation is reasonable and not excessive.

Does the Compensation Committee compare the company’s compensation practices to those of other companies?

The compensation practices of other companies within the retail industry are relevant to establishing the company’s compensation programs and executive compensation for each year. Specifically, the Compensation Committee strives to ensure that the company’s total compensation packages and executive compensation are competitive, e.g., between the 50th and 75th percentile of our comparator group. In order to achieve such goals, the Compensation Committee takes into account the relationships among base salary, short-term incentive compensation and long-term equity compensation at other companies considered to be comparable each year, collectively referred to as “comparable companies” or our “proxy peer group.” Our proxy peer group consists of other retail companies that are “comparable” to our company in one or more significant ways: they may be specialty retailers, they may be of similar revenue size or they may compete with us for executive talent in our geographic markets. For fiscal 2007, the comparable companies included the following 19 public retail companies: Abercrombie & Fitch, American Eagle Outfitters, Ann Taylor, Barnes & Noble, Bed Bath & Beyond, Borders Group, Cost Plus, Ethan Allen Interiors, Gap, Limited Brands, Men’s Wearhouse, Nordstrom, Office Depot, Pier 1 Imports, PetSmart, Ross Stores, Starbucks, Talbots and Tiffany & Co.   Linens ‘N Things and Michaels Stores were comparable companies in fiscal 2006 that became private companies during that year and thus have been removed from the peer group. The following table, which is based on publicly available information as of January 31, 2008 as provided by Frederic W. Cook, provides a financial overview of the comparable companies to illustrate their revenues, income and market capitalization as a group relative to the company. The Compensation Committee may review additional benchmarking surveys and proxy data providing summarized data levels of base salary, target annual cash incentives, and equity-based and other long-term incentives to assess market competitiveness of our compensation programs for our named executive officers.

	Net Revenue (in millions)	Net Income (in millions)	Market Capitalization (in millions) (as of 1/31/08)
75th Percentile	$8,155	$550	$6,796
Mean	$5,713	$306	$4,622
Median	$3,993	$260	$3,949
25th Percentile	$2,373	$101	$1,128
Williams-Sonoma, Inc.	$3,826	$192	$2,747

How are base salaries determined?

The Compensation Committee reviews and sets the company’s executive officers’ base salaries, including those of the named executive officers, on an annual basis. This review occurred in March 2007 to confirm appropriate base salaries for fiscal 2007. The Compensation Committee believes that executive officers’ base salaries must be sufficiently competitive to attract and retain key executives. Accordingly, base pay and annual increases are determined by analyzing each individual’s salary and total target compensation relative to total salary and target compensation for similar positions at comparable companies and through a subjective recommendation made by the Chief Executive Officer based on each executive’s experience and past and anticipated contributions to the company’s success. In determining executive base salaries, the Compensation Committee also considers overall company performance. Mr. Miller was the only named executive officer to receive a base salary change in fiscal 2007. Mr. Miller’s base salary was increased from $440,000 to $460,000.

At the beginning of fiscal 2008, the Chief Executive Officer reviewed the performance of the named executive officers, assessing individual and business unit performance against the expectations set at the beginning of fiscal 2007. The Chief Executive Officer also reviewed proxy peer group data and additional market survey data, as relevant, to assess the market competitiveness of the current base salary of each named executive officer. While the Chief Executive Officer believes that the named executive officers are performing well, the overall company results have not met his expectations. Moreover, after a review of the base salaries of the named executive officers relative to proxy peer group and market survey data, the Chief Executive Officer determined that the base salary of each named executive officer was above the 50th percentile at each position, and the current level of base pay for each was competitive. As a result, the Chief Executive Officer recommended no annual merit increases or adjustments to the base salaries of the named executive officers for fiscal 2008.

At the March 2008 Compensation Committee meeting, the Compensation Committee discussed the company’s performance, reviewed the Chief Executive Officer’s recommendations and did not adjust the base salaries of any of the named executive officers. During an executive session at that meeting, the Compensation Committee assessed the performance of the Chief Executive Officer and did not adjust his base salary.

How are annual incentives determined?

The company promotes outstanding performance by rewarding executive officers, including the named executive officers, for achieving specific performance objectives with an annual cash bonus paid through the company’s 2001 Incentive Bonus Plan or, in some cases, through discretionary bonuses granted outside of the plan. The company pays bonuses under the 2001 Incentive Bonus Plan only when the company meets or exceeds a specific corporate earnings objective established by the Compensation Committee in the first quarter of each fiscal year. Bonuses to executive officers, including the named executive officers, whether granted within or outside of the 2001 Incentive Bonus Plan, are based on the company’s performance and on each executive officer’s individual performance. Individual performance is assessed by the Chief Executive Officer and takes into account achievement of individual goals and objectives. Achievement of objectives that increase shareholder return or that are determined by the Chief Executive Officer to significantly impact future shareholder return are significant factors in the Chief Executive Officer’s subjective performance assessment. The Compensation Committee believes that achieving individual goals and objectives is important to the overall success of the company and will adjust bonuses paid to reflect performance in these areas. For example, if the company or the executive officer fails to fully meet some or all of the company or individual objectives, the award may be significantly reduced or even eliminated. Conversely, if the objectives are overachieved, awards may be subject to lesser or no reduction. No awards were granted outside of the 2001 Incentive Bonus Plan in fiscal 2007.

The 2001 Incentive Bonus Plan is intended to qualify bonus payments as deductible performance-based compensation under Internal Revenue Code Section 162(m), which otherwise restricts our ability to deduct certain executive compensation to $1,000,000 per executive per year. In accordance with Internal Revenue Service rules, our 2001 Incentive Bonus Plan payout criteria are specified by the Compensation Committee in the first quarter of each fiscal year. The performance criteria may not be adjusted after the first quarter. Bonus amounts are not paid unless and until the Compensation Committee certifies that the performance objectives have been achieved. The Compensation Committee considers the impact of deductibility on the net cost of executive compensation and may determine under certain circumstances that it is appropriate to pay compensation that does not meet the requirements of Section 162(m).

In March 2007, the Compensation Committee established a fiscal 2007 target annual incentive amount under the 2001 Incentive Bonus Plan (the “target bonus”) for all of the company’s named executive officers, including the Chief Executive Officer. The target bonuses were set after a review of the respective responsibilities of the named executive officers, the current combinations of pay elements for each named executive officer and whether such combinations are appropriate to provide incentives for achievement of desired results for the company. The base salary, together with the target bonus or “total cash compensation” for the named executive officers, was approximately at or above the 50th percentile for similarly situated executive officers at comparable companies.

In March 2008, a similar process was undertaken by the Compensation Committee to establish a fiscal 2008 target bonus for all of the company’s named executive officers, including the Chief Executive Officer. After a review of the respective responsibilities of the named executive officers, the current combinations of pay elements for each named executive officer and whether such combinations are appropriate to create incentives to achieve desired results for the company, the Compensation Committee determined that target bonuses as a percentage of base salary would remain the same for the named executive officers, including our Chief Executive Officer, in fiscal 2008 as in fiscal 2007.

What are the criteria considered in awarding annual incentives?

Under the 2001 Incentive Bonus Plan, key performance criteria for evaluating named executive officers, including business and financial objectives and organizational goals, as well as other relevant factors, are considered by the Compensation Committee with input from the Chief Executive Officer. For fiscal 2007, the Compensation Committee determined that no portion of the total target bonus amount under the 2001 Incentive Bonus Plan would be payable unless a prescribed company goal relating to company profitability (the “Company Objective”) was achieved. No amount is payable under the 2001 Incentive Bonus Plan unless the Compensation Committee first certifies that the Company Objective has been achieved.

For fiscal 2007, the Company Objective, as described above, was the sole criterion for payment of bonus amounts under the 2001 Incentive Bonus Plan. The Compensation Committee believes that profitability is the most significant measure of performance. The achievability of the Company Objective is deemed substantially uncertain of attainment for purposes of Internal Revenue Code Section 162(m) because it is based on profitability. When the Company Objective was established, however, it was reasonably attainable based upon the company’s historic and expected levels of profitability. Once the Company Objective is achieved, the maximum amount payable is then available for payment to executive officers, including named executive officers, as fully deductible compensation. However, the Compensation Committee is permitted to apply negative discretion in determining the actual amount to be paid to any executive officer. In determining how (or if) to apply such negative discretion, the Compensation Committee measures company performance against the business plan approved by the Board in the first fiscal quarter as well as individual performance.

The Compensation Committee verifies the company’s actual earnings for each performance period, reviews management’s recommendation for the resulting aggregate bonus awards and approves an aggregate award amount. The Compensation Committee also reviews and approves the individual bonuses payable to each of the company’s executive officers. The Chief Executive Officer approves the bonuses for all other eligible employees below the executive officer level. The Compensation Committee decides the bonus amount for the Chief Executive Officer in an executive session.

Although the Compensation Committee has certified that the Company Objective was achieved for fiscal 2007, the company’s performance results did not fully meet either the company’s or the Compensation Committee’s expectations. Based on the results achieved, the Compensation Committee has applied negative discretion and has authorized only a portion of the target bonus amounts to be paid to the named executive officers. At the March 2008 Compensation Committee meeting, based on a review of each named executive officer’s performance relative to expectations and a subjective assessment of performance against goals and objectives, the Chief Executive Officer made award recommendations to the Compensation Committee that were below the target bonus amounts. The Compensation Committee approved the reduced awards to the named executive officers as recommended by the Chief Executive Officer.

For fiscal 2008, the Compensation Committee again determined that a prescribed company goal relating to company profitability (the “Fiscal 2008 Company Objective”) will be the sole criterion for payment of bonus amounts under the 2001 Incentive Bonus Plan, because the Compensation Committee continues to believe that profitability is the most significant measure of performance. The achievability of the Fiscal 2008 Company Objective is deemed substantially uncertain for purposes of Internal Revenue Code Section 162(m) because it is based on profitability. However, the Fiscal 2008 Company Objective is reasonably attainable based upon the company’s historic and expected levels of profitability. As was the case in fiscal 2007, if the Fiscal 2008 Company Objective is achieved, the maximum amount payable is then available for payment to executive officers, including named executive officers, as fully deductible compensation. However, the Compensation Committee is permitted to apply negative discretion in determining the actual amount to be paid to any executive officer.

How is long-term incentive compensation determined?

The third primary component of the company’s executive compensation program consists of long-term equity compensation awards. The Compensation Committee continues to believe that equity compensation awards are important for motivating executive officers and other employees to increase shareholder value over the long term. Prior to fiscal 2006, stock options were granted to our named executive officers. Starting with fiscal 2006, the Compensation Committee decided to begin granting stock-settled stock appreciation rights (“SSARs”) to named executive officers, since they are accounted for identically to options but result in less dilution, both within the 2001 Long-Term Incentive Plan and with respect to the company’s outstanding shares. The equity awards granted to named executive officers are designed to be competitive with those offered by comparable companies for each named executive officer’s job level, e.g., between the 50th and 75th percentile of our comparable companies, to reflect the Chief Executive Officer and Compensation Committee’s assessment of such executive’s on-going contributions to the company, to create an incentive for such executives to remain with the company, and to provide a long-term incentive to help the company achieve its financial and strategic objectives. Prior to fiscal 2007, the company also granted restricted stock units to certain of the named executive officers. Although no restricted stock units were granted to the named executive officers in fiscal 2007, the Compensation Committee has granted such equity awards in fiscal 2008 and intends to continue to grant such equity awards in the future, since these awards are useful retention tools and also result in less dilution than options and SSARs.

In determining the type and number of equity awards granted to an individual executive, the Compensation Committee considered such factors as:

•	The individual’s performance and contribution to the profitability of the company;

•	The type and number of awards previously granted to an individual;

•	An individual’s outstanding awards;

•	The vesting schedule of the individual’s outstanding awards;

•	The relative value of awards offered by comparable companies to executives in comparable positions to fairly benchmark awards of different sizes and equity instruments; and

•	Additional factors, including succession planning and retention of the company’s high potential executives.

The Compensation Committee believes that each of these factors influences the type and number of shares appropriate for each individual and that no one factor is determinative. The Compensation Committee granted SSARs to four of the named executive officers in fiscal 2007 as shown in the “Grants of Plan-Based Awards” table on page 25.

Mr. Miller received a grant of restricted stock units in fiscal 2005. The grant of restricted stock units was designed to act as a long-term retention tool and was significantly larger than previous annual long-term incentive awards. The grant contained a performance condition and a service condition. In November 2007, the award was amended to remove the performance condition. The Board of Directors believed that removing the performance condition and retaining the service condition would further enhance the retention value of the award and was appropriate in light of current market conditions.

For future grants to the named executive officers, the Compensation Committee has decided to continue its use of restricted stock units, as the Committee believes that awards with immediate value are powerful retention tools and also result in less dilution to shareholders than awards such as stock options or SSARs. The Compensation Committee intends to use restricted stock units in future long-term incentive grants to named executive officers, but may decide to use other equity vehicles in the future as well.

In 2008, the Compensation Committee approved grants of restricted stock units to our fiscal 2008 named executive officers in the following amounts (the number of restricted stock units granted is equal to the amounts indicated below divided by the closing price of our common stock on the trading day prior to the grant date):

W. Howard Lester	$945,000
Sharon L. McCollam	$472,000
Laura J. Alber	$472,000
Patrick J. Connolly	$378,000
David M. DeMattei	$472,000

In determining the award amounts, the Compensation Committee took into account the Chief Executive Officer’s recommendations. The Chief Executive Officer made grant recommendations based on his review of the compensation levels of named executive officers in similar positions in our proxy peer group, at levels to ensure that the long-term incentive amounts, when coupled with base salaries and target annual incentives, resulted in total target direct compensation for each named executive officer between the 50th and 75th percentiles of our proxy peer group. The Compensation Committee discussed the Chief Executive Officer’s recommendations and approved the grants as recommended. The Compensation Committee determined the Chief Executive Officer’s grant amount in an executive session following the meeting.

The Compensation Committee decided to designate a dollar amount for each grant (rather than designating a number of restricted stock units to be granted) to ensure that the value of the compensation to be delivered was not impacted by fluctuations in the company’s stock price prior to the grant date. The restricted stock units will vest on the fourth anniversary following the effective date of grant, or May 2, 2012. The restricted stock units also contain a one-year performance metric, based upon our profitability, designed to focus these named executive officers on a shared business goal that guides our annual and long-term growth. This metric, because it is based upon profitability, is deemed substantially uncertain of attainment for purposes of Internal Revenue Code Section 162(m). When the goal was established, however, it was reasonably attainable based upon our historic and expected levels of profitability. The Compensation Committee believes that these equity grants align management’s interests with shareholder value creation and create a meaningful incentive for the named executive officers to remain with the company for a significant period of time.

Prior to vesting, the named executive officers do not have the right to vote or receive dividends on these restricted stock units. However, dividend equivalents on the shares underlying the grants will be accrued for the benefit of each participant and paid upon the vesting date, if the underlying shares vest. The Compensation Committee believes that dividend equivalents on the shares underlying the grants should be connected to the participant’s ongoing employment relationship with the company. The restricted stock units and any related dividend equivalents are subject to forfeiture if the executive’s employment terminates prior to the end of the vesting period for any reason other than death or disability, and, under those circumstances, a pro-rata share of the award would vest as the executive would have performed some but not all of the services required under the award terms.

It has been and continues to be the company’s practice not to reprice stock options or SSARs in the event that the fair market value of the common stock falls below the exercise price of the stock options or SSARs (or to engage in any exchange program relating to stock options or SSARs) without obtaining prior shareholder approval. In addition, our 2001 Long-Term Incentive Plan prohibits such repricings or exchanges unless our shareholders approve them in advance. Currently, we have a large number of options and SSARs with exercise prices that exceed the fair market value of our common stock.

When are equity awards made to executive officers?

Equity awards to executive officers are only approved at scheduled Compensation Committee meetings. Executives do not have any role in selecting the grant date of equity awards. The grant date of equity awards is generally the date of the approval of the award, and the exercise price of stock options or SSARs is always the closing price of the company’s common stock on the trading day prior to the grant date. In general, equity awards to named executive officers are made during the Compensation Committee’s March meeting in which the Compensation Committee reviews company performance over the past fiscal year and determines base salaries and bonuses for named executive officers. The Compensation Committee also makes equity awards at other times during the year in connection with promotions, assumptions of additional responsibilities and other considerations. No such off-cycle awards were made to the named executive officers in fiscal 2007. The Compensation Committee does not time equity grants to take advantage of anticipated or actual changes in the price of our common stock prior to or following the release of material information regarding the company.

Does the company have a stock ownership policy for its executive officers?

We do not currently have a stock ownership policy for our executive officers, but all of our named executive officers own shares of the company’s common stock or vested, but unexercised, equity awards.

Does the company have a policy regarding recovery of past awards or payments in the event of a financial restatement?

Although we do not currently have a formal policy regarding recovery of past awards or payments in the event of a financial restatement, we support the review of performance-based compensation following a restatement that impacts the achievement of performance targets relating to that compensation, followed by appropriate action. These actions may include recoupment of cash or other incentives, as well as employment actions including termination.

How is the Chief Executive Officer compensated?

W. Howard Lester became Chief Executive Officer and Chairman of the Board as of July 14, 2006. Mr. Lester’s fiscal 2007 compensation package was based on:

•	A review of the compensation paid to chief executive officers of comparable companies (based on the process described above);

•	Company performance; and

•	Our general compensation philosophy as described above.

Mr. Lester also makes personal use of our company aircraft as described in the “Other Annual Compensation from Summary Compensation Table” on page 24. Mr. Lester received no other additional material compensation or benefits not provided to all executives during fiscal 2007. Frederic W. Cook did not provide any advice regarding Mr. Lester’s compensation in fiscal 2007.

The Compensation Committee met on March 11, 2008. During that meeting, the Compensation Committee met in executive session to discuss Mr. Lester’s performance for fiscal 2007. Mr. Lester’s performance was assessed against objectives delivered to the Board of Directors at the beginning of fiscal 2007. After discussion and a review of Mr. Lester’s total compensation and that of other CEOs in our proxy peer group, the Compensation Committee determined that Mr. Lester’s base salary was approximately at the median base salary level for the proxy peer group. Although the Compensation Committee is satisfied with Mr. Lester’s performance, the company’s overall results have not met expectations, and the Compensation Committee did not make any adjustments to Mr. Lester’s base salary for fiscal 2008. Additionally, at the April 11, 2008 Compensation Committee meeting, the Compensation Committee reviewed Mr. Lester’s long-term incentive compensation and granted Mr. Lester restricted stock units as described above. The long-term incentive component of Mr. Lester’s compensation is below the median for the CEOs in the comparable companies; Mr. Lester is a significant shareholder of the company.

At that same meeting, the Compensation Committee certified that the Company Objective was achieved for fiscal 2007. However, the company’s performance results did not fully meet either the company’s or the Compensation Committee’s expectations and, therefore, the Compensation Committee exercised negative discretion and approved a reduced award for the Chief Executive Officer under the 2001 Incentive Bonus Plan in the amount of $250,000. However, the Chief Executive Officer requested that the Compensation Committee withdraw his award, and the Compensation Committee accepted his request.

Are there any other benefits considerations?

The company believes that benefits should provide our employees with protection and security through health and welfare, retirement, disability insurance and life insurance programs. The named executive officers do not, in general, receive benefits in excess of those provided to other employees. However, the Compensation Committee may recommend additional benefits for certain individuals from time to time if the Compensation Committee determines that the category and amount of such benefits are reasonable and necessary to provide additional incentives to attract or retain key executives.

Do the executive officers have change of control arrangements?

The named executive officers who received restricted stock unit grants in fiscal 2005, Ms. Alber, Ms. McCollam, Mr. DeMattei and Mr. Miller, will receive accelerated vesting of such awards in the event of a change of control. In addition, Mr. Lester will receive accelerated vesting of the SSAR grant of 400,000 shares as described on page 31. Ms. Alber and Ms. McCollam are provided with certain change of control arrangements as described starting on page 29. The Compensation Committee believes these arrangements are necessary to ensure that our named executive officers are focused on the company’s goals and objectives, as well as the best interests of shareholders, rather than potential personal economic exposure under these particular circumstances. Additionally, the Compensation Committee believes that these agreements will provide a smooth transition should the company undergo such an event. Otherwise, the executive officers do not have arrangements that provide them with specific benefits upon or following a change of control. The company has determined that other arrangements are not necessary to secure the company’s future should a change in control occur. In addition, none of the executive officers is guaranteed any type of golden parachute excise tax gross-up. Our equity compensation plans do not otherwise provide for automatic vesting acceleration upon or following a change of control. We have considered the total potential cost of the change of control protection afforded to our executive officers and have determined that it is reasonable and not excessive given the importance of the objectives described above.

Do our executive officers have severance protection?

As noted in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” on page 29, if either Laura J. Alber, President, or Sharon L. McCollam, Executive Vice President, Chief Operating and Chief Financial Officer, is terminated without cause or voluntarily terminates her employment for good reason, she will be entitled to certain severance benefits. The Compensation Committee believes these arrangements are necessary to ensure that these two senior executives are focused on the company’s goals and objectives as well as the best interests of shareholders rather than potential personal economic exposure under these particular circumstances.

Also, the restricted stock units that were granted to the company’s named executive officers in fiscal 2005 vest in full upon a termination due to the death, permanent disability or retirement of such named executive officers after attaining age 55 and working with the company or the company’s subsidiaries for at least 10 years. The Compensation Committee believes these conditions to be prevalent in the retention award agreements of similarly situated executives.

Finally, as described above, if Mr. Lester ceases service due to death or disability or upon a change of control, the SSAR award granted to him on January 12, 2007 will vest in full. The Compensation Committee believes that these provisions are necessary to ensure that the CEO is focused on the company’s goals and objectives as well as the best interests of shareholders rather than potential personal economic exposure under these particular circumstances.

Otherwise, the named executive officers do not have arrangements that provide them with specific benefits upon their termination. The Compensation Committee has considered the total potential cost of the severance benefits to the executive officers and determined them to be reasonable and not excessive.

Do we provide perquisites to the executive officers?

The company provides executive officers with perquisites and other personal benefits that the company and the Compensation Committee believe are reasonable and enable the company to attract and retain superior employees for key positions. The company provides certain perquisites to its named executive officers, including premiums for term life insurance in excess of $50,000, a matching contribution for investments in our 401(k) plan, a $500 monthly car allowance and an annual executive medical supplement of up to $2,500. Some of these perquisites are also provided to other employees. In addition, Mr. Lester occasionally makes personal use of the company aircraft. The value of all of these benefits to each of the named executive officers is detailed in the “Other Annual Compensation from Summary Compensation Table” on page 24. The Compensation Committee believes these perquisites to be customary for comparable professionals in our industry based on their management and retail industry experience. There were no material changes to the perquisites provided to the named executive officers in fiscal 2007.

The named executive officers who contribute to our 401(k) plan receive matching contributions from the company up to a maximum of $5,625 (in fiscal 2007), as do all participating employees earning over $225,000. The named executive officers may also defer salary and short term incentive amounts into a nonqualified deferred compensation plan. There is no company contribution to the nonqualified deferred compensation plan; the executives are offered only the opportunity to delay tax inclusion from one year to another. The Compensation Committee believes this benefit is prevalent among similarly sized companies.

How does the Compensation Committee address Internal Revenue Code Section 162(m)?

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations adopted under it by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to certain executive officers in excess of $1,000,000 in a year. The regulations exclude from this limit performance-based compensation, SSARs and stock options, provided certain requirements, such as shareholder approval, are satisfied. Exceptions to this deductibility limit may be made for various forms of “performance- based” compensation. The company believes that awards granted under the company’s equity incentive plans qualify as performance-based compensation and can therefore be excluded from the $1,000,000 limit. We believe that bonuses awarded to date under the 2001 Incentive Bonus Plan also qualify as performance-based compensation and are excluded from calculating the limit. While we cannot predict how the deductibility limit may impact the company’s compensation program in future years, we intend to maintain an approach to executive compensation that strongly links pay to performance.

COMMITTEE REPORTS

The following reports by our Compensation Committee, Nominations and Corporate Governance Committee and Audit and Finance Committee covering fiscal 2007 shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The reports shall not be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent we specifically incorporate them by reference into such filing.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the company’s Annual Report on Form 10-K for fiscal 2007.

Nominations and Corporate Governance Committee Report

Who serves on the Nominations and Corporate Governance Committee?

The Nominations and Corporate Governance Committee consisted of Michael R. Lynch, Sanjiv Ahuja, Adrian D.P. Bellamy and David B. Zenoff from January 29, 2007 to May 16, 2007. From May 16, 2007 through September 6, 2007, the Nominations and Corporate Governance Committee consisted of Mr. Lynch, Mr. Bellamy and Mr. Zenoff. Since September 6, 2007, the Nominations and Corporate Governance Committee has consisted of Mr. Lynch, Mr. Bellamy, Anthony A. Greener and Mr. Zenoff. Mr. Lynch serves as Chairman of the Nominations and Corporate Governance Committee. The Board has determined that each current member of the Nominations and Corporate Governance Committee is independent under the NYSE rules, as currently in effect. Each current member of the Nominations and Corporate Governance Committee is a non-employee director.

What is the role of the Nominations and Corporate Governance Committee?

Our role is detailed in the Nominations and Corporate Governance Committee Charter, which was amended and restated by the Board on March 15, 2006. The Nominations and Corporate Governance Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit B. The Nominations and Corporate Governance Committee Charter is also available in print to any shareholder who requests it. Specifically, we:

•

Periodically review and recommend to the Board suitable revisions to the corporate governance guidelines applicable to the company and the categorical standards of independence applicable to the company’s outside directors;

•

Annually consider and review with the Board criteria for selecting new director candidates, identify individuals qualified to become Board members and periodically assist in screening and evaluating director candidates;

•	Consider director nominations from shareholders; and

•	Annually evaluate the performance of the company’s Chief Executive Officer and oversee the evaluation of the performance of the company’s management and the Board.

Does the Nominations and Corporate Governance Committee have a policy with regard to the consideration of director candidates recommended by shareholders?

We adopted a Shareholder Recommendations Policy on March 16, 2004. It is our policy to consider recommendations for candidates to the Board from shareholders holding no less than 500 shares of the company’s common stock continuously for at least six months prior to the date of the submission of the recommendation.

What are the procedures to be followed by shareholders in submitting recommendations of director candidates to the Nominations and Corporate Governance Committee?

The Nominations and Corporate Governance Committee will consider suggestions from shareholders regarding possible director candidates for election at next year’s Annual Meeting. A shareholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Williams-Sonoma, Inc., Attention: Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. The recommendation must include: (i) the candidate’s name, home and business contact information; (ii) detailed biographical data and qualifications of the candidate; (iii) information regarding any relationships between the candidate and the company within the last three years; (iv) evidence of the recommending person’s ownership of company common stock; (v) a statement from the recommending shareholder in support of the candidate; and (vi) a written indication by the candidate of his or her willingness to serve if elected. A shareholder that desires to recommend a person directly for election to the Board at the company’s Annual Meeting must also meet the deadlines and other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934 and the company’s Restated Bylaws, each of which are described in the “Shareholder Proposals” section of this Proxy Statement.

Each director nominated in this Proxy Statement was recommended for election to the Board by the Nominations and Corporate Governance Committee. The Board did not receive any notice of a director nominee recommendation from any shareholder in connection with this Proxy Statement.

What is the criteria and process of the Nominations and Corporate Governance Committee for identifying and evaluating nominees for the Board?

Our criteria and process for evaluating and identifying the candidates that we select, or recommend to the Board for selection, as director nominees are as follows:

•	We regularly review the current composition and size of the Board;

•	We evaluate the performance of the Board as a whole and evaluate the performance and qualifications of individual members of the Board eligible for re-election at the Annual Meeting;

•

We review the qualifications of any candidates who have been properly recommended by the shareholders, as well as those candidates who have been identified by management, individual members of the Board or, if we deem appropriate, a search firm. Such review may, in our discretion, include a review solely of information provided to us or also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that we deem proper;

•

In evaluating the qualifications of candidates for the Board, we consider many factors, including issues of character, judgment, independence, diversity, financial expertise, industry experience, range of experience, other commitments and the like. We evaluate such factors, among others, and do not assign any particular weight or priority to any of these factors. We consider each individual candidate in the context of the current perceived needs of the Board as a whole. While we have not established specific minimum qualifications for director candidates, we believe that candidates and nominees must reflect a Board that is comprised of directors (i) a majority of whom are independent; (ii) who are of high integrity; (iii) who have qualifications that will increase the overall effectiveness of the Board; and (iv) who meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit and Finance Committee members;

•

In evaluating and identifying candidates, we have the sole authority to retain and terminate any third party search firm that is used to identify director candidates and the sole authority to approve the fees and retention terms of any search firm;

•	After such review and consideration, we select, or recommend that the Board select, the slate of director nominees; and

•	We endeavor to notify, or cause to be notified, all director candidates of the decision as to whether to nominate such individual for election to the Board.

There are no differences in the manner in which the Nominations and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder, management or a search firm.

How did we perform our responsibilities in fiscal 2007?

The Nominations and Corporate Governance Committee held a total of eight meetings during fiscal 2007, and we took the following actions, among other things:

•	Evaluated potential candidates to serve as new independent members of the Board;

•	Evaluated the composition of and recommended assignments for the committees of the Board;

•	Considered and recommended to the Board the submission to shareholders of the director nominees described in this Proxy Statement;

•	Reviewed and evaluated the performance of the company’s Chief Executive Officer; and

•	Evaluated the effectiveness of Board meeting agendas and suggested topics to be covered at future meetings.

Who prepared this report?

Members of the Nominations and Corporate Governance Committee, Michael R. Lynch, Adrian D.P. Bellamy, Anthony A. Greener and David B. Zenoff, prepared this report.

Audit and Finance Committee Report

Who serves on the Audit and Finance Committee?

The Audit and Finance Committee consisted of Adrian T. Dillon, Michael R. Lynch and Richard T. Robertson from January 29, 2007 to May 16, 2007. From May 16, 2007 to September 6, 2007, the Audit and Finance Committee consisted of Mr. Dillon, Anthony A. Greener, Mr. Lynch and Mr. Robertson. From September 6, 2007 to November 1, 2007, the Audit and Finance Committee consisted of Mr. Dillon, Mr. Lynch and Mr. Robertson. Since November 1, 2007, the Audit and Finance Committee has consisted of Mr. Dillon, Ted W. Hall, Mr. Lynch and Mr. Robertson. Mr. Dillon qualifies as a “financial expert” under the SEC rules and served as Chairman of the Audit and Finance Committee during fiscal 2007. The Board has determined that each member of the Audit and Finance Committee is independent under the NYSE rules, as currently in effect, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has also determined that each Audit and Finance Committee member is “financially literate,” as described in the NYSE rules.

What is the role of the Audit and Finance Committee?

Our role is detailed in the Audit and Finance Committee Charter, which was amended and restated by the Board on November 1, 2007. The Audit and Finance Committee Charter is available on the company’s website at

www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit C. The Audit and Finance Committee Charter is also available in print to any shareholder who requests it. Specifically, we:

•

Oversee the integrity of the company’s financial statements; the qualifications, independence, performance and retention of the company’s independent auditor; the performance of the company’s internal audit function; and compliance by the company with legal and regulatory requirements;

•	Prepare the report that the SEC rules require to be included in the company’s annual proxy statement; and

•	Oversee the financial impact of selected strategic initiatives of the company and review selected financing, dividend and stock repurchase policies and plans.

How do we meet our responsibilities?

We perform the following functions:

•	Monitor the integrity of the company’s financial reports, earnings, sales and guidance press releases, and other company financial information;

•

Appoint and/or replace the independent registered public accounting firm, pre-approve all audit and non-audit services of the independent registered public accounting firm, and assess its qualifications and independence;

•	Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures, and the company’s independent registered public accounting firm;

•	Monitor the company’s compliance with legal and regulatory requirements;

•	Monitor the company’s system of internal controls and internal control over financial reporting;

•	Retain independent legal, accounting or other advisors when necessary and appropriate; and

•	Review the financial impact on the company of selected strategic initiatives and selected financing plans, and develop and recommend policies related to dividend and stock repurchase programs.

How did we perform our responsibilities in fiscal 2007?

The Audit and Finance Committee held a total of eight meetings during fiscal 2007, and we took the following actions, among other things:

•	Reviewed and discussed the company’s audited financial statements for fiscal 2007 with management and Deloitte;

•	Reviewed and discussed the company’s periodic filings on Forms 10-K and 10-Q with management;

•	Reviewed and discussed all company earnings, sales and guidance press releases with management;

•	Reviewed and discussed the company’s internal control over financial reporting with management and Deloitte;

•	Met with Deloitte, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process; and

•

Discussed with Deloitte its independence from the company and management based on the following: (i) our confirmation that no member of Deloitte’s audit team is or has been employed by the company in a financial reporting oversight role; and (ii) our review of audit and non-audit fees and the written disclosures and letter from Deloitte as required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committee”), as modified and supplemented.

What other matters did we discuss with Deloitte?

During fiscal 2007, we discussed the following other matters, among other things, with Deloitte:

•	Deloitte’s responsibilities in connection with the audit of the company’s financial statements and matters relating to Deloitte’s independence;

•	Deloitte’s annual letter describing internal quality control procedures;

•	The company’s internal control over financial reporting;

•	Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements; and

•

Matters required to be discussed pursuant to Statement on Auditing Standards No. 114 (“The Auditor’s Communication with Those Charged with Governance”), as modified and supplemented, including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

Did we review the fees billed by Deloitte for fiscal 2007?

Yes. We reviewed and discussed the fees billed by Deloitte for services in fiscal 2007, which are described in detail below. We determined that the provision of non-audit services was compatible with Deloitte’s independence.

Did we review the company’s audited financial statements for fiscal 2007?

Yes. We reviewed and discussed the company’s audited financial statements for fiscal 2007, and we recommended to the Board that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2007 for filing with the SEC.

Who prepared this report?

Members of the Audit and Finance Committee, Adrian T. Dillon, Ted W. Hall, Michael R. Lynch and Richard T. Robertson, prepared this report.

AUDIT AND RELATED FEES

During fiscal 2007 and 2006, Deloitte did not perform any prohibited non-audit services for us.

Audit Fees

Deloitte billed approximately $1,410,000 for fiscal 2007 and $1,235,500 for fiscal 2006 for professional services to audit our consolidated financial statements included in our Annual Report on Form 10-K and to review our condensed, consolidated financial statements included in our quarterly reports on Form 10-Q. Fees for audit services billed also consisted of fees for the assessment of the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Deloitte billed approximately $31,000 for fiscal 2007 and $26,100 for fiscal 2006 for audit-related services. Audit-related services included: (i) the audit of our 401(k) plan; and (ii) consultation on various accounting matters.

Tax Fees

Deloitte billed a total of approximately $43,000 for fiscal 2007 and $34,960 for fiscal 2006 for tax services. Tax services included approximately: (i) $33,500 for fiscal 2007 and $34,960 for fiscal 2006 for tax compliance services, which included consultation for the preparation of our federal, state and local tax returns; and (ii) $9,500 for fiscal 2007 and $0 for fiscal 2006 for tax consulting services.

All Other Fees

Deloitte did not bill us for any other services for fiscal 2007 and fiscal 2006.

What is our policy regarding pre-approval of audit and non-audit services performed by Deloitte?

All services performed by Deloitte, whether audit or non-audit services, must be pre-approved by us or a designated member of our committee, whose decisions must be reported to us at our next meeting. Pre-approval must be obtained before Deloitte performs the services but cannot be obtained more than one year before performance begins. Approval can be for general classes of permitted services such as annual audit services or tax consulting services. The permitted services, the dates of the engagement and the estimated fees for such services, must be approved by the Audit and Finance Committee in accordance with these procedures before performance begins.

CORPORATE GOVERNANCE GUIDELINES AND CORPORATE CODE OF CONDUCT

Our Corporate Governance Guidelines and our Corporate Code of Conduct, which applies to all of our employees, including our Chief Executive Officer, Chief Operating and Chief Financial Officer and Controller, are available on our website at www.williams-sonomainc.com. Each is also available in print to any shareholder who requests it. To date, there have been no waivers that apply to our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions under our Corporate Code of Conduct. We intend to disclose any amendment to, or waivers of, the provisions of our Corporate Code of Conduct that affect our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions by posting such information on our website at www.williams-sonomainc.com.

CERTIFICATIONS

The certification of our Chief Executive Officer required by the NYSE Listing Standards, Section 303A.12(a), relating to our compliance with the NYSE Corporate Governance Listing Standards, was submitted to the NYSE on May 30, 2007. The certifications of our Chief Executive Officer and Chief Financial Officer required by the SEC in connection with our Annual Report on Form 10-K for the year ended January 28, 2007 were submitted to the SEC on March 29, 2007 with our Annual Report on Form 10-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Memphis-based distribution facilities include an operating lease entered into in July 1983 for a distribution facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 1”) comprised of W. Howard Lester, our Chairman of the Board of Directors and Chief Executive Officer, and James A. McMahan, a Director Emeritus, both of whom are significant shareholders. Partnership 1 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties.

Partnership 1 financed the construction of this distribution facility through the sale of a total of $9,200,000 of industrial development bonds in 1983 and 1985. Annual principal payments and monthly interest payments are required through maturity in December 2010. The Partnership 1 industrial development bonds are collateralized by the distribution facility and the individual partners guarantee the bond repayments. As of February 3, 2008, $929,000 was outstanding under the Partnership 1 industrial development bonds.

We made annual rental payments in fiscal 2007, fiscal 2006 and fiscal 2005 of approximately $618,000, plus interest on the bonds calculated at a variable rate determined monthly (approximately 3.4% as of February 3,

2008), applicable taxes, insurance and maintenance expenses. Although the current term of the lease expires in August 2008, we are obligated to renew the operating lease on an annual basis until these bonds are fully repaid.

Our other Memphis-based distribution facility includes an operating lease entered into in August 1990 for another distribution facility that is adjoined to the Partnership 1 facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 2”) comprised of W. Howard Lester, James A. McMahan and two unrelated parties. Partnership 2 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties.

Partnership 2 financed the construction of this distribution facility and related addition through the sale of a total of $24,000,000 of industrial development bonds in 1990 and 1994. Quarterly interest and annual principal payments are required through maturity in August 2015. The Partnership 2 industrial development bonds are collateralized by the distribution facility and require us to maintain certain financial covenants. As of February 3, 2008, $11,893,000 was outstanding under the Partnership 2 industrial development bonds.

We made annual rental payments of approximately $2,591,000, $2,585,000 and $2,600,000 plus applicable taxes, insurance and maintenance expenses in fiscal 2007, fiscal 2006 and fiscal 2005, respectively. Although the current term of the lease expires in August 2008, we are obligated to renew the operating lease on an annual basis until these bonds are fully repaid.

The two partnerships described above qualify as variable interest entities under Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities,” due to their related party relationship to us and our obligation to renew the leases until the bonds are fully repaid. Accordingly, the two related party variable interest entity partnerships from which we lease our Memphis-based distribution facilities are consolidated by us. As of February 3, 2008, our consolidated balance sheet includes $16,995,000 in assets (primarily buildings), $12,822,000 in debt and $4,173,000 in other long-term liabilities. Consolidation of these partnerships does not have an impact on our net income.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our stock with the SEC. We believe that during fiscal 2007, our directors, officers and more than 10% shareholders complied with all Section 16(a) filing requirements based on their filings with the SEC and information provided to us by them.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

This table sets forth information regarding the ownership of our common stock as of March 31, 2008, by:

•	each person known to us to own more than 5% of our outstanding common stock;

•	each director nominee;

•	the named executive officers; and

•	all current executive officers and directors as a group.

Unless otherwise noted, the persons listed below have sole voting and investment power. In addition, unless otherwise noted, the address of each shareholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. Information regarding our non-management 5% holders is derived from the most recently available 13G filings. The options to purchase our stock listed below are currently exercisable or are exercisable within 60 days of March 31, 2008.

Name and Address of Beneficial Owner	Position with Company	Amount and Nature of Beneficial Ownership			Percent of Class(1)
		Shares		Options
FMR LLC 82 Devonshire Street Boston, MA 02109	—	13,254,370	(2)	—	12.57%
James A. McMahan 2237 Colby Avenue Los Angeles, CA 90064	Director Emeritus	10,872,522	(3)	21,000	10.33%
Harbinger Capital Partners Master Fund I., Ltd., et al Cayman Islands c/o International Fund Services (Ireland) Limited, 3rd Floor Bishop’s Square, Redmond’s Hill Dublin 2, Ireland	—	9,861,281	(4)	—	9.35%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	—	8,395,000	(5)	—	7.96%
W. Howard Lester	Chairman and Chief Executive Officer	7,267,359	(6)	715,000	7.52%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	—	6,769,800	(7)	—	6.42%
Patrick J. Connolly	Director and Executive Vice President, Chief Marketing Officer	894,742	(8)	714,000	1.52%
Laura J. Alber	President	9,743	(9)	410,600	*
Sharon L. McCollam	Executive Vice President, Chief Operating and Chief Financial Officer	4,881	(10)	331,000	*
David M. DeMattei	Group President, Williams-Sonoma, Williams-Sonoma Home and West Elm	1,588	(11)	194,000	*
Dean Miller	Executive Vice President, Chief Supply Chain Officer	—		105,400	*

Name and Address of Beneficial Owner	Position with Company	Amount and Nature of Beneficial Ownership			Percent of Class(1)
		Shares		Options
Adrian D.P. Bellamy	Director	42,612		141,750	*

Adrian T. Dillon	Director	7,600		36,750	*

Anthony A. Greener	Director	2,250		6,750	*

Ted W. Hall	Director	2,250		6,750	*

Michael R. Lynch	Director	2,300		130,750	*

Richard T. Robertson	Director	6,500	(12)	123,250	*

David B. Zenoff	Director	11,000		32,250	*

All current executive officers and directors as a group (14 persons)	—	8,252,825	(13)	3,019,050	10.39%

*	Less than 1%.

(1)	Assumes exercise of stock options currently exercisable or exercisable within 60 days of March 31, 2008 by the named individual into shares of our common stock. Based on 105,454,295 shares outstanding as of March 31, 2008.

(2)	The information above and in this footnote is based on information taken from the Schedule 13G of FMR LLC, filed with the Securities and Exchange Commission on February 14, 2008. FMR LLC has sole voting power over 770 shares of our common stock. In addition, FMR LLC is a parent holding company as defined under Rule 13d-1(b)(ii)(G) of the Securities and Exchange Act of 1934, as amended, and accordingly is deemed the beneficial owner with sole dispositive power over 13,254,370 shares of our common stock beneficially owned through multiple entities to which it is a direct or indirect parent. Edward C. Johnson 3rd, as chairman of FMR LLC, has sole dispositive power over 13,254,370 shares of our common stock, and members of the Johnson family, directly or through trusts, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(3)	The information above and in this footnote is based on information taken from the Schedule 13G of James A. McMahan, filed with the Securities and Exchange Commission on February 7, 2008.

(4)	The information above and in this footnote is based on information taken from the Schedule 13G of Harbinger Capital Partners Master Fund I, Ltd., filed with the Securities and Exchange Commission on February 11, 2008. Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Offshore Manager, L.L.C. and HMC Investors, L.L.C. have shared voting and dispositive power over 5,835,964 shares of our common stock. Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Capital Partners Special Situations GP, L.L.C. and HMC – New York, Inc. have shared voting and dispositive power over 4,025,317 shares of our common stock. Herbert Management Corporation, Philip Falcone, Raymond J. Harbert and Michael D. Luce have shared voting and dispositive power over 9,861,281 shares of our common stock. Harbinger Capital Partners NY, LLC has shared voting and dispositive power over 5,761,035 shares of our common stock.

(5)	The information above and in this footnote is based on information taken from the Schedule 13G of Capital World Investors, filed with the Securities and Exchange Commission on February 11, 2008. Capital World Investors has sole voting power over 3,790,000 shares of our common stock and sole dispositive power over 8,395,000 shares of our common stock. Capital Research and Management Company (CRMC) manages assets through two investment divisions, Capital Research Global Investors (CRGI) and Capital World Investors (CWI). In the Schedule 13G of CRMC, filed with the Securities and Exchange Commission on February 11, 2008, CRMC has reported that CRGI and CWI make independent investment and proxy voting decisions and, therefore, file separate ownership reports on Schedule 13G reflecting December 31, 2007 holdings in lieu of a CRMC filing.

(6)	Mr. Lester owns $16,898 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 31, 2008. The number of shares listed in the table includes 697 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $24.24, the closing price of Williams-Sonoma, Inc. common stock on March 31, 2008.

(7)	The information above and in this footnote is based on information taken from the Schedule 13G of Capital Research Global Investors, filed with the Securities and Exchange Commission on February 11, 2008. Capital Research Global Investors has sole voting and dispositive power over 6,769,800 shares of our common stock. Capital Research and Management Company (CRMC) manages assets through two investment divisions, Capital Research Global Investors (CRGI) and Capital World Investors (CWI). In the Schedule 13G of CRMC, filed with the Securities and Exchange Commission on February 11, 2008, CRMC has reported that CRGI and CWI make independent investment and proxy voting decisions and, therefore, file separate ownership reports on Schedule 13G reflecting December 31, 2007 holdings in lieu of a CRMC filing.

(8)	Mr. Connolly owns $684,658 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 31, 2008. The number of shares listed in the table includes 28,245 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $24.24, the closing price of Williams-Sonoma, Inc. common stock on March 31, 2008.

(9)	Ms. Alber owns $187,692 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 31, 2008. The number of shares listed in the table includes 7,743 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $24.24, the closing price of Williams-Sonoma, Inc. common stock on March 31, 2008.

(10)	Ms. McCollam owns $108,616 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 31, 2008. The number of shares listed in the table includes 4,481 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $24.24, the closing price of Williams-Sonoma, Inc. common stock on March 31, 2008.

(11)	Mr. DeMattei owns $38,499 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 31, 2008. The number of shares listed in the table represents 1,588 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $24.24, the closing price of Williams-Sonoma, Inc. common stock on March 31, 2008.

(12)	Includes 4,400 shares owned by Mr. Robertson’s wife.

(13)	The directors and officers as a group own $1,036,361 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 31, 2008. The number of shares listed in the table includes 42,754 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $24.24, the closing price of Williams-Sonoma, Inc. common stock on March 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities authorized for issuance under our equity compensation plans as of February 3, 2008:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	10,070,458	$25.33	5,822,757
Equity compensation plans not approved by security holders(2)	678,961	$22.22	—

Total	10,749,419	$25.13	5,822,757

(1)	This reflects our 1993 Stock Option Plan and 2001 Long-Term Incentive Plan and includes 831,800 outstanding restricted stock units granted pursuant to the 2001 Long-Term Incentive Plan.

(2)	This reflects our 2000 Nonqualified Stock Option Plan.

2000 Nonqualified Stock Option Plan

In July 2000, our Compensation Committee approved the 2000 Nonqualified Stock Option Plan, or the 2000 Plan. The 2000 Plan provides for the grant of nonqualified stock options to employees who are not officers or members of our Board, and persons who have accepted employment and actually become employees within 120 days of such acceptance. The plan administrator determines when options granted under the 2000 Plan may be exercised, except that no options may be exercised less than six months after grant, except in the case of the death or disability of the optionee. Options granted under the 2000 Plan have an exercise price equal to 100% of the fair market value of the shares underlying the option on the date of grant. The 2000 Plan permits options to be exercised with cash, check, certain other shares of our common stock, consideration received by us under “cashless exercise” programs or, if permitted by the plan administrator, promissory notes. In the event that we dissolve, liquidate, reorganize, merge or consolidate with one or more corporations as a result of which we are not the surviving corporation, or we sell substantially all of our assets or more than 80% of our then-outstanding stock, the 2000 Plan provides that the plan administrator will provide for one or more of the following: (i) each outstanding option will fully vest and become exercisable; (ii) the successor will assume or substitute for the options; (iii) the 2000 Plan will continue; or (iv) each outstanding option will be exchanged for a payment in cash or shares equal to the excess of the fair market value of our common stock over the exercise price. No future awards will be granted from the 2000 Nonqualified Stock Option Plan or the 1993 Stock Option Plan.

SHAREHOLDER PROPOSALS

How can shareholders submit a proposal for inclusion in our Proxy Statement for the 2009 Annual Meeting?

To be included in our Proxy Statement for the 2009 Annual Meeting, shareholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than January 15, 2009.

How can shareholders submit proposals to be raised at the 2009 Annual Meeting that will not be included in our Proxy Statement for the 2009 Annual Meeting?

To be raised at the 2009 Annual Meeting, shareholder proposals must comply with our Restated Bylaws. Under our Restated Bylaws, a shareholder must give advance notice to our Secretary of any business, including nominations of directors for our Board, that the shareholder wishes to raise at our Annual Meeting. To be timely, the notice must be received by our Secretary not less than 45 days or more than 75 days prior to the first anniversary of the date of the mailing of proxy materials for the preceding year’s Annual Meeting. Since this Proxy Statement is being mailed to you on or about May 15, 2008, shareholder proposals must be received by our Secretary at our principal executive offices between March 1, 2009 and March 31, 2009 in order to be raised at our 2009 Annual Meeting.

What if the date of the 2009 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2009 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, shareholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our Restated Bylaws, if the date of the 2009 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, shareholder proposals to be brought before the 2009 Annual Meeting must be delivered not later than the close of business on the later of the 90th day prior to the 2009 Annual Meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by us.

What if the number of directors to be elected to our Board is increased?

In the event that the number of directors to be elected to our Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 55 days prior to the anniversary date of this year’s Annual Meeting, or March 20, 2009, a notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered no later than the close of business on the 10th day following the day on which we first make such public announcement.

Does a shareholder proposal require specific information?

With respect to a shareholder’s nomination of a candidate for our Board, the shareholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws and our Nominations and Corporate Governance Committee Report about both the nominee and the shareholder making the nomination. With respect to any other business that the shareholder proposes, the shareholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws.

What happens if we receive a shareholder proposal that is not in compliance with the time frames described above?

If we receive notice of a matter to come before the 2009 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the Annual Meeting. If such matter is brought before the Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Where should shareholder proposals be sent?

Shareholder proposals should be sent to: Secretary, Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109.

PERFORMANCE GRAPH

This graph compares the cumulative total shareholder return for our common stock with those for the CRSP Index for the NYSE and the CRSP Index for the NASDAQ Retail Trade Stocks, our peer group index. Our peer group includes over 150 companies. The cumulative total return listed below assumed an initial investment of $100 and reinvestment of dividends. The graph shows historical stock price performance, including reinvestment of dividends, and is not necessarily indicative of future performance.

Comparison of Five-Year Cumulative Total Returns of Williams-Sonoma, Inc.

CRSP* Index for the NYSE (U.S. Companies) and

CRSP Index for NASDAQ Retail Trade Stocks

■	Williams-Sonoma, Inc
«	NYSE (U.S. Companies)
NASDAQ Retail Trade Stocks

	1/31/03	1/30/04	1/28/05	1/27/06	1/26/07	2/1/08
Williams-Sonoma, Inc.	100.0	135.7	145.9	171.6	146.3	119.4
NYSE Stock Market	100.0	133.9	144.3	164.5	188.6	189.0
NASDAQ Retail Trade	100.0	146.6	175.6	190.4	203.8	185.2

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indices are re-weighted daily, using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.	The index level for all Series was set to $100.00 on 1/31/03.

*	Center for Research in Security Prices, University of Chicago Graduate School of Business.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K

Pursuant to new SEC rules, we have elected to provide access to our proxy materials by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. Copies of this proxy statement and our Annual Report on Form 10-K, including the financial statements for fiscal 2007 as filed with the SEC, are available at our website at www.williams-sonomainc.com and upon written request and without charge to any shareholder by writing to: Annual Report Administrator, Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109.

San Francisco, California

May 15, 2008

EXHIBIT A

WILLIAMS-SONOMA, INC.

COMPENSATION COMMITTEE CHARTER

(as amended and restated on March 15, 2006)

PURPOSE

The purpose of the Compensation Committee of the Board of Directors of Williams-Sonoma, Inc. (the “Company”) is to: (i) assist the Board of Directors in discharging its responsibilities relating to oversight of the compensation of the Company’s Chief Executive Officer, other executive officers, and directors; (ii) administer the Company’s incentive compensation and other equity-based plans (the “Plans”) and make grants under them; (iii) oversee the Company’s compensation policies, plans, and benefits programs generally, and (iv) in the case of the Williams-Sonoma, Inc. Associate Stock Incentive Plan (the “ASIP”), which is not considered one of the Plans as defined above, the Compensation Committee’s sole responsibility shall be to amend the ASIP as provided below. In addition, the Compensation Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribes.

COMPOSITION

The Compensation Committee shall consist of not less than two (2) independent members of the Company’s Board of Directors. The members of the Compensation Committee are appointed by the Board of Directors upon the recommendation of the Nominations and Corporate Governance Committee and serve at the discretion of the Board of Directors. The Board of Directors shall designate one member of the Compensation Committee to serve as the chairperson.

Members of the Compensation Committee must meet the following criteria:

•	Each member will be an independent director, as defined by: (i) the rules of the New York Stock Exchange; and (ii) the rules of the Securities and Exchange Commission (“SEC”).

•	Each member will be an “Outside Director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	Each member will be a “non-employee” director as defined under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Determinations as to whether a particular director satisfies the requirements for membership on the Compensation Committee shall be made by the Board of Directors.

RESPONSIBILITIES

The responsibilities of the Compensation Committee shall include:

•

Reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and reviewing and approving the level of compensation, including base salary, bonus, equity compensation, and any other benefits to be provided to the Chief Executive Officer based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee shall consider such factors as the Company’s performance and relative shareholder return, the value of similar incentive awards given to Chief Executive Officers of comparable companies, and the awards given to the Company’s Chief Executive Officer in past years. Such review and approval shall be made without the presence of the Chief Executive Officer.

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, compensation for executive officers other than the Chief Executive Officer.

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, general compensation goals and guidelines for the Company’s employees.

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, the compensation policy for the non-employee directors of the Company.

•

Approving and authorizing amendments to the ASIP, the Plans, and the Company’s other benefit programs to the extent such amendment authority has been delegated to the Compensation Committee by the Board of Directors.

•

Acting as the Administrator (as defined under each Plan) and administering, within the authority delegated by the Board of Directors, the Company’s Plans. In its administration of the Plans, the Compensation Committee may: (i) grant stock options or stock purchase rights to individuals eligible for such grants (including, to the extent relevant, grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder); (ii) amend such stock options or stock purchase rights; and (iii) take all other actions permitted under the Plans. The Compensation Committee may delegate to two or more directors of the Company the authority to make grants and awards to any non-executive officer of the Company under such of the Plans as the Compensation Committee deems appropriate in accordance with the terms of such Plans. The Compensation Committee also shall review and make recommendations to the Board of Directors with respect to changes in the number of shares reserved for issuance under those Plans.

•	Preparing a compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

•

As appropriate, obtaining advice and assistance from independent counsel or other advisors, including, without limitation, any compensation consultant to be used by the Company or the Compensation Committee in the evaluation of Chief Executive Officer, executive officer, other officer, employee or director compensation.

•	Conducting an annual evaluation of the Compensation Committee’s own performance.

MEETINGS

The Compensation Committee shall meet as often as it determines, but not less frequently than two (2) times each year. The members of the Compensation Committee may invite the Chief Executive Officer or any other person to attend meetings as appropriate and consistent with this charter; provided, however, that the Chief Executive Officer may not be present during the voting on or deliberations regarding the Chief Executive Officer’s compensation.

MINUTES

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

The Compensation Committee will report to the Board of Directors on a periodic basis and make such recommendations with respect to any of the above matters as the Compensation Committee deems necessary or appropriate.

COMPENSATION

Members of the Compensation Committee shall receive such fees, if any, for their service as committee members as may be determined by the Board of Directors in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board of Directors.

DELEGATION OF AUTHORITY

The Compensation Committee may form and delegate authority to subcommittees when appropriate.

EXHIBIT B

WILLIAMS-SONOMA, INC.

NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(as amended and restated on March 15, 2006)

PURPOSE

The Nominations and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”) acts on behalf of and with the concurrence of the Board with respect to matters relating to the composition and membership of the Board and the Board’s governance responsibilities.

COMPOSITION

The Committee shall be comprised entirely of independent members of the Company’s Board. The exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. The members of the Committee shall be appointed by the Board. Committee members may be removed or replaced by the Board.

The members of the Committee shall meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission.

COMMITTEE PURPOSE AND RESPONSIBILITIES

The Committee’s primary purpose and responsibilities are to:

•	In consultation with the Chairman of the Board, periodically review and recommend to the Board suitable revisions to the Board’s guidelines on corporate governance, which are updated periodically.

•	Annually consider and review with the Board the appropriate skills and characteristics required of prospective Board members in light of the then-current composition of the Board.

•	Identify individuals qualified to become Board members, consistent with criteria approved by the Board.

•

Assist the Chairman of the Board and the Board in general with screening potential Board candidates, meet with potential Board candidates and, as appropriate, participate in the recruitment of potential Board members, consistent with the procedures prescribed by the Board’s guidelines on corporate governance.

•

As appropriate, use its sole authority to retain and terminate any search firm to be used to identify director candidates, including its sole authority to approve the search firm’s fees and other retention terms.

•	Select, or recommend that the Board select, the director nominees for the next annual meeting of shareholders.

•	Consider director nominees recommended and properly submitted by the Company’s shareholders in accordance with the Committee’s Shareholder Recommendations Policy.

•

Annually evaluate the performance of the Company’s Chief Executive Officer, annually oversee evaluation of the performance of the Board and the Company’s management and provide a report with respect to this performance to the members of the Board, together with recommended performance enhancements.

•

Periodically assess the Board’s meeting schedule and evaluate the effectiveness of meeting agendas. Subsequently prepare recommendations to the Chairman of the Board and Chief Executive Officer regarding suggested modifications in the schedule of Board meetings and suggested topics to be covered at future meetings.

•	Conduct an annual performance evaluation of the Committee.

B-1

MEETINGS

The Nominations and Corporate Governance Committee will set its own schedule and will meet periodically, but not less frequently than at least one (1) time each year. The members of the Committee may invite the Chief Executive Officer or any other person to attend meetings as appropriate and consistent with this charter.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

The Committee will report to the Board on a periodic basis and make such recommendations with respect to any of the above matters as the Committee deems necessary or appropriate.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

DELEGATION OF AUTHORITY

The Committee may form and delegate authority to subcommittees when appropriate.

B-2

EXHIBIT C

WILLIAMS-SONOMA, INC.

AUDIT AND FINANCE COMMITTEE CHARTER

(as amended and restated on November 1, 2007)

PURPOSE

The Audit and Finance Committee (the “Committee”) is created by the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”) to:

•	Oversee:

•	the integrity of the financial statements of the Company;

•	the qualifications, independence, performance and retention of the Company’s independent auditor;

•	the performance of the Company’s internal audit function; and

•	compliance by the Company with legal and regulatory requirements;

•	Prepare the Committee report that the Securities and Exchange Commission (the “SEC”) rules require to be included in the Company’s annual proxy statement; and

•	Oversee the financial impact of selected strategic initiatives of the Company and review selected financing, dividend and stock repurchase policies and plans.

COMPOSITION

The Committee shall be comprised of not less than three independent members of the Company’s Board. Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Committee shall be appointed by the Board on the recommendation of the Nominations and Corporate Governance Committee. Committee members may be replaced by the Board. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC. Each member of the Committee must be financially literate, as such qualification is interpreted by the Company’s Board, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as the Company’s Board interprets such qualification in its business judgment.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

•

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of (including resolution of disagreements between management and the independent auditor regarding financial reporting) any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. The independent auditor shall report directly to the Committee.

•

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms for those services) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which services are approved by the Committee prior to the completion of the audit.

•

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

•

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

•

The Committee shall make regular reports to the Board, which reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the internal audit function, and any other matters that the Committee deems appropriate or is requested to be included by the Board.

•

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee’s own performance.

In addition to the responsibilities outlined elsewhere in this Charter, the Committee shall perform such other specific functions as the Company’s Board may from time to time direct, and make such investigations and reviews of the Company and its operations as the Chief Executive Officer or the Board may from time to time request.

The Committee shall:

Financial Statement and Disclosure Matters

•

Review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

•

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the review of (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

•	Review and discuss quarterly reports from the independent auditors on:

•	All critical accounting policies and practices to be used.

•

All alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•

Discuss with management the Company’s earnings press releases, including the proposed use of any “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to investors. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•

Discuss with management and the independent auditor the effect on the Company’s financial statements of regulatory and accounting initiatives as well as off-balance sheet arrangements, contractual obligations and contingent liabilities and commitments.

•

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•

Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response thereto, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•

Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

•	Review and evaluate the lead partner of the independent auditor team.

•

Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent auditor and the Company (for purposes of assessing the auditor’s independence). Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

•

Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Set clear policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Consider discussing with the national office of the independent auditor material issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses and subsequent follow-up on the responses.

•	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Oversight of the Company’s Information Technology Systems to Support the Company’s Internal Controls

•

Discuss with the senior information technology executive and the Company’s Chief Financial Officer at least once each year the sufficiency of company systems to support effective internal controls and any recommended changes in the information technology department’s priorities and projects planned for improving such systems.

•	Review reports to management, if any, prepared by the Company’s information technology department relating to systems’ integrity and security, and subsequent follow-up on the responses.

Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (relating to audit discoveries of illegal acts) has not applied.

•

Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct and Ethics Policy. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct and Ethics Policy.

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Oversight of Strategic Initiatives

•	As it deems appropriate, review the financial impact on the Company of selected strategic initiatives.

Dividend Policy and Share Repurchases

•	As it deems appropriate, develop and recommend dividend policies and recommend to the Board dividend payments to be made to the Company’s shareholders.

•	As it deems appropriate, develop, monitor and recommend to the Board the adoption, implementation and continuation of the Company’s stock repurchase programs.

Financings and Borrowings

•

As it deems appropriate, review the terms and conditions of material financing plans, including the issuance of securities or corporate borrowings, and make recommendations to the Board on such financings.

Qualified Legal Compliance Committee

•

Act as the Company’s Qualified Legal Compliance Committee (“QLCC”) for the purposes of internal and external attorney reporting under SEC rules. The Committee also shall establish procedures for confidential receipt, retention and consideration of any attorney report to the QLCC.

Limitation of Committee’s Role

•

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

•

It is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which the Committee receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

MEETINGS

•

The Committee shall keep regular minutes of its meetings. Meetings and actions of the Committee shall be governed by, and held and taken in accordance with, the provisions of Article III, Section 3.9 of the Company’s Restated Bylaws.

•	The Committee shall meet as often as it determines, but not less frequently than four times per year.

•

The Committee shall meet at least annually with management, the internal auditors, and the independent auditors in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

WILLIAMS-SONOMA, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 11, 2008

9:00 a.m. (PDT)

Williams-Sonoma, Inc.

3250 Van Ness Avenue

San Francisco, California 94109

Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109	Proxy

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Williams-Sonoma, Inc. (the “Company”) hereby appoints W. Howard Lester and Patrick J. Connolly, and each of them (the “Named Proxies”), with full power of substitution to each, true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on April 23, 2008, at the 2008 Annual Meeting of Shareholders of the Company, to be held on Wednesday, June 11, 2008, at 9:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournments or postponements thereof.

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” the election of the named directors, “FOR” Proposal 2 and “FOR” Proposal 3.

(Please date and sign on reverse side.)

COMPANY #

There are three ways to vote your Proxy.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon (PDT) on June 10, 2008.

•	Please have your proxy card and the last four digits of your U.S. Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/wsm/ – QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until noon (PDT) on June 10, 2008.

•

Please have your proxy card and the last four digits of your U.S. Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope that we have provided or return it to Williams-Sonoma, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

ò  Please detach here  ò

The Board of Directors recommends a vote “FOR” the election of the named directors, “FOR” Item 2 and “FOR” Item 3.

1.	Election of Directors	01 W. Howard Lester	04 Adrian T. Dillon	07 Michael R. Lynch

		02 Adrian D.P. Bellamy	05 Anthony A. Greener	08 Richard T. Robertson	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
		03 Patrick J. Connolly	06 Ted W. Hall	09 David B. Zenoff

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2009	☐ For ☐ Against ☐ Abstain

3.	Approval of the Equity Award Exchange Program	☐ For ☐ Against ☐ Abstain

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION “FOR” THE ELECTION OF THE NAMED DIRECTORS, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY.

Address Change? Mark box ☐ Indicate changes below.	NOTE: When stock has been issued in the name of two or more persons, all should sign. When signing as attorney, administrator, trustee or guardian, give full title as such. A corporation should have the proxy signed by its president or other authorized officer, with the office held designated. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and Annual Report for the 2007 fiscal year furnished herewith.

Date________________________________________________________________, 2008

Signature(s) in Box
Please sign exactly as your name(s) appears on this Proxy and return it in the enclosed envelope.